Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178017

The information in this preliminary prospectus supplement is not complete and may be changed. We will amend and complete the information in this preliminary prospectus supplement. This preliminary prospectus supplement and the prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 16, 2011)

3,000,000 Equity Units

(Initially Consisting of 3,000,000 Corporate Units)

Stanley Black & Decker, Inc.

Stanley Black & Decker, Inc. is offering 3,000,000 Equity Units. Each Equity Unit will have a stated amount of $100 and will consist of a purchase contract issued by us and, initially, a 1/10, or 10%, undivided beneficial ownership in a $1,000 principal amount     % junior subordinated note due November 17, 2018, issued by us, which we refer to as a “Corporate Unit.” We refer to the     % junior subordinated notes due November 17, 2018 as the “notes.”

•	Each purchase contract will obligate you to purchase from us, on November 17, 2016, for a price of $100, a number of newly-issued shares of our common stock equal to the settlement rate, as described in this prospectus supplement. We will pay you quarterly contract adjustment payments at the rate of % per year on the stated amount of $100 per Equity Unit, subject to our right to defer contract adjustment payments as described herein.

•	The notes will bear interest at an initial rate of % per annum, initially payable quarterly in arrears. The notes will initially be subordinated to all of our existing and future senior indebtedness (as defined in this prospectus supplement). In addition, the notes will be effectively subordinated to all obligations of our subsidiaries. Prior to the occurrence of a successful remarketing, we will have the right to defer interest payments on the notes one or more times for one or more consecutive interest periods without giving rise to an event of default. The notes will be remarketed as described in this prospectus supplement. In connection with any successful remarketing, we may modify certain terms of the notes, including the interest rate on the notes.

•	You can create Treasury Units from Corporate Units by substituting Treasury securities for your notes comprising a part of the Corporate Units, and you can recreate Corporate Units by substituting your notes for the Treasury securities comprising a part of the Treasury Units, in each case, subject to certain conditions described in this prospectus supplement.

•	Your notes (or after a successful optional remarketing, the applicable ownership interest in a Treasury portfolio), Treasury securities or, in certain circumstances described herein, cash, as the case may be, that are components of Equity Units will be pledged to us to secure your obligation under the related purchase contract.

•	If there is a successful optional remarketing of the notes as described in this prospectus supplement, and you hold Corporate Units, a portion of your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract. If there is a successful final remarketing, as described in this prospectus supplement, and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligations under the purchase contract.

Our common stock is listed and traded on the New York Stock Exchange under the symbol “SWK.” The reported last sale price of our common stock on the New York Stock Exchange on November 22, 2013 was $82.05 per share. We intend to apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “SWH.” Prior to this offering, there has been no public market for the Corporate Units.

Investing in our Equity Units involves risks. See “Risk Factors” beginning on page S-20.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Equity Unit		Total
Initial public offering price		$100		$300,000,000
Underwriting discounts and commissions	$		$
Proceeds, before expenses, to Stanley Black & Decker, Inc.	$		$

The public offering price set forth above does not include accumulated contract adjustment payments and accrued interest, if any. Contract adjustment payments on the purchase contracts and interest attributable to the notes will accrue for purchasers in this offering from December     , 2013.

The underwriters may purchase up to an additional 450,000 Corporate Units at the public offering price less the underwriting discounts and commissions within a 12-day period beginning on the issue date of the Equity Units in order to cover over-allotments, if any.

The underwriters expect to deliver the Corporate Units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about December     , 2013.

Joint Book-Running Managers

Citigroup	Credit Suisse	J.P. Morgan

Co-Managers

Barclays	BofA Merrill Lynch	Goldman, Sachs & Co.	HSBC

Morgan Stanley	RBC Capital Markets	RBS	Wells Fargo Securities

November     , 2013

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ABOUT THIS PROSPECTUS SUPPLEMENT

We have not, and the underwriters have not, authorized any other person to provide you with any information other than the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered to you and the documents incorporated by reference herein and therein. Neither we nor the underwriters take responsibility for, or provide any assurance as to the reliability of, any different or additional information. Neither we nor the underwriters are making an offer to sell the Equity Units in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

This prospectus supplement contains the terms of this offering of Equity Units. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated by reference therein), this prospectus supplement will apply and will supersede such information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in making your investment decision. You should also read and consider the additional information in this prospectus supplement under the caption “Where You Can Find More Information.”

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We maintain a website at www.stanleyblackanddecker.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

You can also inspect reports, proxy statements and other information about Stanley Black & Decker, Inc. at the offices of the New York Stock Exchange (the “NYSE”), 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement, the accompanying prospectus or any subsequently filed document deemed incorporated by reference. This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

•	Annual Report on Form 10-K for the fiscal year ended December 29, 2012;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 29, 2012 from our definitive proxy statement on Schedule 14A filed with the SEC on March 15, 2013;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2013, June 29, 2013 and September 28, 2013;

•	Current Reports on Form 8-K filed January 14, 2013, April 19, 2013, July 3, 2013 and November 21, 2013;

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 1, 1985, as amended by Amendment No. 1 to Form 8-A filed March 12, 2010, and any future amendment or report filed for the purpose of updating such description; and

•	The description of the depositary preferred stock purchase rights associated with our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 23, 2004, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the accompanying prospectus and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

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To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference but not delivered with this prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated herein by reference contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in any documents incorporated herein by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those factors set forth in this prospectus supplement, the accompanying prospectus or any documents incorporated herein by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	inability to maintain and improve the overall profitability of our operations;

•	inability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges;

•	inability to achieve the goals of our previously announced organic growth initiatives;

•	inability to limit the impact of steel and other commodity and material price inflation through price increases and other measures;

•	inability to capitalize on future acquisition opportunities and to fund other initiatives;

•	inability to invest in routine business needs;

•	inability to continue improvements in working capital;

•	the risk that the cost savings and other synergies anticipated to be realized from our combination (the “merger”) with The Black & Decker Corporation and the acquisitions of Niscayah and Infastech, as well as future acquisitions, may not be fully realized or may take longer to realize than expected;

•	disruption from the merger or any other acquisition making it difficult to maintain relationships with customers, employees or suppliers;

•	failure to identify, complete and integrate acquisitions, or to integrate existing businesses, while limiting or otherwise managing associated costs or liabilities;

•	inability to limit restructuring and other payments associated with recent acquisitions;

•	inability to minimize or otherwise manage costs or liabilities associated with any sale or discontinuance of a business or product line, including any asset impairment, severance, restructuring, legal or other costs or liabilities;

•	the extent to which we have to write off accounts receivable or assets or experience supply chain disruptions in connection with bankruptcy filings by our customers or suppliers;

•	inability to generate free cash flow and maintain a strong debt to capital ratio, including focusing on reduction of debt as determined by management;

•	inability to successfully settle routine tax audits;

S-v

•	inability to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible;

•	continued acceptance of technologies used in our products and services;

•	failure of our efforts to build upon our growth platforms and market leadership in Convergent Security Solutions, Infrastructure and Healthcare;

•	inability to manage existing Sonitrol and Mac Tools franchisee and distributor relationships;

•	continued access to credit markets on favorable terms, and the maintenance by us of an investment grade credit rating;

•	risks related to market instability caused by the threat of Eurozone countries exiting the European Monetary Union or defaulting on sovereign debt and any resulting breakup of the European Monetary Union;

•	inability to negotiate satisfactory payment terms for the purchase and sale of goods, material and products;

•	inability to sustain the success of our marketing and sales efforts, including our ability to recruit and retain an adequate sales force and to maintain our customer base;

•	inability of the sales force to adapt to any changes made in the sales organization and achieve adequate customer coverage;

•	inability to develop and introduce new and high quality products, grow sales in existing markets, identify and develop new markets for our products and maintain and build the strength of our brands;

•	loss of significant sales volume from our larger customers;

•	inability to maintain or improve current production rates in our manufacturing facilities, to respond to significant changes in product demand, or to fulfill demand for new and existing products;

•	inability to implement, manage and maintain our operating systems effectively;

•	inability to continue successfully managing and defending claims and litigation;

•	pricing pressure and other changes within competitive markets;

•	increasing competition;

•	continued consolidation of customers, particularly in consumer channels;

•	inventory management pressures on our customers;

•	changes in laws, regulations and policies that affect us, including, but not limited to trade, monetary, tax and fiscal policies and laws;

•	risks relating to environmental matters, including changes in the estimated costs to remediate historical contamination and resolve related litigation;

•	risks arising out of changes in environmental laws or other requirements (or their interpretation or enforcement), including such laws or other requirements that may affect the content or production of our products;

•	the geographic distribution of future earnings and the effect of currency exchange fluctuations and impact of dollar/foreign currency exchange, taxes and interest rates on the competitiveness of products, our debt program and our cash flow;

•	the strength of the United States and European economies;

•	the impact the credit markets may have on us or our customers or suppliers;

•	the extent to which world-wide markets associated with homebuilding and remodeling remain weak or deteriorate;

S-vi

•	the impact of events that cause or may cause disruption in our manufacturing, distribution and sales networks, such as war, terrorist activities, natural disasters, political unrest, and recessionary or expansive trends in world economies in which we operate, including, but not limited to, the extent and duration of the current recession in the United States economy; and

•	inability to raise our prices or otherwise mitigate cost increases generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation or revaluation.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement or, in the case of the accompanying prospectus or any documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports to the SEC.

S-vii

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the Equity Units. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012, as may be supplemented by subsequently filed Quarterly Reports on Form 10-Q, and our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision. Unless otherwise indicated or the context otherwise requires, all references in this prospectus supplement to “the Company,” “we,” “our,” “us,” or similar terms mean Stanley Black & Decker, Inc. and its subsidiaries.

The Company

Stanley Black & Decker, Inc. was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a diversified global provider of power and hand tools, mechanical access solutions (i.e., automatic doors and commercial locking systems), electronic security and monitoring systems, and products and services for various industrial applications. We have three primary growth platforms: Security, Engineered Fastening and Infrastructure. Stanley®, Black & Decker® and DeWalt® along with the family of Stanley Black & Decker, Inc. brands are recognized around the world for quality, innovation and value and are among the world’s most trusted brands.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

Concurrent Debenture Offering

We are concurrently offering (the “Debenture Offering”) $400.0 million aggregate principal amount of our     % Fixed-to-Floating Rate Junior Subordinated Debentures due 2053 (the “Fixed-to-Floating Rate Debentures”), subject to market and other conditions. We expect that the Fixed-to-Floating Rate Debentures will bear interest at a fixed rate from the date they are issued to, but excluding, December 15, 2018 payable on a semi-annual basis. From, and including, December 15, 2018, the Fixed-to-Floating Rate Debentures will bear interest payable on a quarterly basis at an annual rate based on the three-month LIBOR plus     %. We expect that we will be able to defer interest payments on the Fixed-to-Floating Rate Debentures during one or more deferral periods for up to five consecutive years per deferral period. We expect that the Fixed-to-Floating Rate Debentures will mature on December 15, 2053.

The consummation of the Debenture Offering is not subject to the completion of this offering and the completion of this offering is not subject to the completion of the Debenture Offering. There can be no assurance that the Debenture Offering will be consummated on the terms described above or at all.

The Offering

For purposes of this “Offering” section of the prospectus supplement summary, “we,” “us,” “our,” or “the company” refers to Stanley Black & Decker, Inc., and not its consolidated subsidiaries.

Issuer	Stanley Black & Decker, Inc., a Connecticut corporation.

Securities Offered	3,000,000 Equity Units (or 3,450,000 Equity Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100, and consisting of Corporate Units, Treasury Units or Cash Settled Units as described below. The Equity Units offered will initially consist of Corporate Units.

The Corporate Units	Each Corporate Unit consists of a purchase contract and, initially, a 1/10, or 10%, undivided beneficial ownership interest in a $1,000 principal amount % junior subordinated note due November 17, 2018, which we refer to as a “note.” The notes will be issued in minimum denominations of $1,000 and integral multiples thereof. The notes that are components of your Corporate Units will be owned by you, but initially will be pledged to us through the collateral agent to secure your obligations under the related purchase contract. They will be released from that pledge arrangement (1) following a successful remarketing as described under “Remarketing the Notes” below, (2) following the creation of Treasury Units as described under “Creating Treasury Units and Recreating Corporate Units” below, (3) following the creation of Cash Settled Units as described under “Cash Settled Units” below, (4) following the early settlement of the purchase contracts as described under “Early Settlement of the Purchase Contracts” below or (5) following certain events of our bankruptcy, insolvency or reorganization.

Holders of Corporate Units will be entitled to receive, quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2014, cash distributions consisting of interest payments on the notes (or distributions, if any, on the Treasury portfolio (as described under “Remarketing the Notes” below) if the notes have been replaced by the Treasury portfolio) and contract adjustment payments payable by us, subject to our right to defer interest and contract adjustment payments as described below.

The Purchase Contracts

Settlement Rate

Each purchase contract that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on November 17, 2016, which we refer to as the “purchase contract settlement date,” for $100, a number of newly-issued shares of our common stock, which we call the “settlement rate.” The settlement rate will be determined over a 20 consecutive trading day period beginning on and including the 22nd scheduled trading day immediately preceding the purchase contract settlement date (such 20 consecutive trading day period, the “market value averaging period”) and will be rounded to the nearest ten-thousandth of a share and calculated as follows:

•	If the applicable market value (as defined below) of our common stock is less than or equal to $ , which we refer to as the “reference price,” the settlement rate will be shares of our common stock (which we refer to as the “maximum settlement rate”);

•	If the applicable market value of our common stock is greater than the reference price but less than $ , which we refer to as the “threshold appreciation price,” the settlement rate will be a number of shares of our common stock equal to $100 divided by that applicable market value; and

•	If the applicable market value is equal to or greater than the threshold appreciation price, the settlement rate will be shares of our common stock (which we refer to as the “minimum settlement rate”).

The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “daily VWAP” of our common stock means, for each relevant trading day in the market value averaging period, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SWK <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

The threshold appreciation price represents appreciation of approximately % over the reference price.

The settlement rate is subject to adjustment under certain circumstances if you elect to settle your purchase contract early, as described under “Early Settlement of the Purchase Contracts at Your

Option” below. In addition, the maximum settlement rate, minimum settlement rate, reference price and threshold appreciation price are subject to adjustment for certain anti-dilutive events as described in this prospectus supplement.

Contract Adjustment Payments	Under the purchase contracts, we will be obligated to pay quarterly contract adjustment payments at the rate of % per year on the stated amount of $100. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2014.

We have the right to defer the payment of contract adjustment payments until no later than the purchase contract settlement date; provided that upon a fundamental change early settlement or an early settlement of any purchase contract, each as described in this prospectus supplement, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon) on such purchase contract to, but excluding, the fundamental change early settlement date or to, but excluding, the quarterly payment date immediately preceding the early settlement date, as applicable. Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of % per year until paid, compounded quarterly, to, but excluding, the payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not declare or pay dividends on, make distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

Upon our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

Treasury Units	A Treasury Unit is a unit created from a Corporate Unit and consists of a purchase contract and a 1/10 undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on November 15, 2016 (CUSIP No. 912803AK9), which we refer to as a “Treasury security.”

The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligations under the related purchase contract.

Holders of Treasury Units will be entitled to receive quarterly contract adjustment payments payable by us as described above, subject to our right to defer contract adjustment payments. The holders of the Treasury Units will continue to receive the scheduled quarterly interest payments on the notes that were released to them when they created the Treasury Units as long as they continue to hold the notes.

Creating Treasury Units and Recreating Corporate Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the first day of a remarketing period to substitute for the related notes held by the collateral agent Treasury securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the notes for which substitution is being made. Because the notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Treasury Units, and the related notes will be released to the holder and be tradable separately from the Treasury Units. After a successful remarketing, holders of Corporate Units may not create Treasury Units, and holders of Treasury Units may not recreate Corporate Units.

In addition, subject to certain exceptions described in this prospectus supplement, each holder of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the first day of a remarketing period, to substitute for the related Treasury securities held by the collateral agent notes having a principal amount equal to the aggregate principal amount at maturity of the Treasury securities with respect to which substitution is being made. Because the notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 10 Treasury Units. This substitution will recreate Corporate Units, and the collateral agent will release from the pledge the related Treasury securities. After a successful remarketing, holders of Treasury Units may not recreate Corporate Units.

Cash Settled Units	Subject to certain exceptions described in this prospectus supplement, each holder of Corporate Units will have the right, during a period specified in this prospectus supplement preceding the first day of the final remarketing period, to substitute for the related notes held by the collateral agent cash equal to the aggregate principal amount of the notes for which substitution is being made. Because the notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. This substitution will create Cash Settled Units, and the notes will be released to the holder and be tradable separately from the Corporate Units.

A holder of Treasury Units may not create Cash Settled Units, and a holder of Cash Settled Units may not create Treasury Units or recreate Corporate Units.

Early Settlement of the Purchase Contracts at Your Option	You can settle a purchase contract for cash at any time prior to the second business day immediately preceding the purchase contract settlement date, subject to certain exceptions and conditions described under “Description of the Purchase Contracts—Early Settlement” in this prospectus supplement. Upon early settlement of any purchase contracts, except following a fundamental change as described below, we will deliver a number of newly-issued shares of our common stock equal to shares, which is the minimum settlement rate. Holders of Corporate Units and Treasury Units may settle early, other than in connection with a fundamental change as described below, only in integral multiples of 10 Equity Units. If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of the Corporate Units may settle early only, other than in connection with a fundamental change, in integral multiples of such number of Corporate Units as may be determined by the remarketing agent upon a successful optional remarketing of notes.

In addition, upon the occurrence of a “fundamental change” as defined in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” you will have the right, subject to certain exceptions and conditions described in this prospectus supplement, to settle your purchase contracts early at the settlement rate determined as described above under “Settlement Rate,” but over a market value averaging period as described in this prospectus supplement, plus an additional make-whole amount of shares determined as described in this prospectus supplement. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Unless the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of Corporate Units may settle early in connection with a Fundamental Change only in integral multiples of 10 Corporate Units. If the Treasury portfolio has replaced the notes that are components of the Corporate Units, holders of the Corporate Units may settle early only in integral multiples of such number of Corporate Units as may be determined by the remarketing agent upon a successful optional remarketing of notes. Holders of Treasury Units may settle early in connection with a fundamental change only in integral multiples of 10 Treasury Units.

Satisfying Your Payment Obligations under the Purchase Contracts	As a holder of Corporate Units, Treasury Units or Cash Settled Units, you may satisfy your obligation to pay the aggregate purchase price for our common stock under the purchase contracts as follows:

•	through the automatic application of the proceeds of a successful remarketing of the notes during a remarketing period, in the case of Corporate Units, in the manner described in this prospectus supplement;

•	through the automatic application of the proceeds of the Treasury securities, in the case of a Treasury Unit, the cash held by the collateral agent, in the case of a Cash Settled Unit, or the proceeds from the Treasury portfolio if it has replaced the notes underlying the Corporate Units in a successful optional remarketing;

•	through early settlement of your purchase contracts in the manner described in this prospectus supplement; or

•	through exercise of the put right as described below if no successful remarketing has occurred prior to the purchase contract settlement date and none of the above events has taken place.

Termination	The purchase contracts and our rights and obligations and the rights and obligations of the holders of the Corporate Units, Treasury Units and Cash Settled Units under the purchase contracts will terminate without any further action upon certain events of bankruptcy, insolvency or reorganization involving us (and not, for the avoidance of doubt, a bankruptcy, insolvency or reorganization involving only our subsidiaries).

The Notes

Interest	The notes will bear interest from the date of original issuance at the initial rate of % per annum, initially payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2014, subject to our right to defer interest payments described below. In connection with a successful remarketing, the interest rate on the notes may be reset, and interest on the notes will be payable semi-annually in arrears, commencing on one of those interest payment dates selected by us in consultation with the remarketing agent.

Deferral of Interest Payments	Prior to any successful remarketing, we may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods, provided that we may not defer any such interest payment beyond the earliest of (i) in the event of a successful final remarketing, the purchase contract settlement date, (ii) in the event of a successful optional remarketing, the optional remarketing settlement date and (iii) November 17, 2018. Deferred interest on the notes will bear interest at the interest rate applicable to the notes, compounded on each interest payment date, subject to applicable law. In connection with any successful remarketing, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid in cash on the optional remarketing settlement date, in the case of an optional remarketing, or purchase contract settlement date, in the case of a final remarketing, in each case to the holders of the notes as of the record date immediately preceding the optional remarketing settlement date or purchase contract settlement date, as applicable.

In the event that we exercise our option to defer the payment of interest, then until the deferred interest payments (including compounded interest thereon) have been paid, among other things, we will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; (ii) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank equal in right of payment with, or junior in interest to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing); (iii) make any contract adjustment payments or any payment under any agreement similiar to the purchase contracts; or (iv) make any guarantee payments regarding any guarantee by us of securities of any of our subsidiaries if the guarantee ranks equal in right of payment with, or junior in interest to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing) subject to certain exceptions. See “Description of the Notes—Dividend and Other Payment Stoppages During Interest Deferral and under Certain Other Circumstances.”

In connection with a successful remarketing, we will remove the interest deferral terms of the notes as described under “Description of the Notes—Remarketing.”

The Reset Rate	In connection with a successful remarketing, the interest rate on the notes may be reset. The relevant reset rate will become effective on the settlement date of the remarketing, which will be, (i) in the case of an optional remarketing, the third business day following the optional remarketing date and (ii) in the case of the final remarketing period, the purchase contract settlement date. The reset rate will be a fixed interest rate determined by the remarketing agent, in consultation with us, as the rate the notes should bear in order for the net remarketing proceeds to equal (a) in the case of a final remarketing, at least 100% of the principal amount of the notes being remarketed and (b) in the case of an optional remarketing, at least the sum of (x) 100% of the purchase price of the Treasury portfolio and (y) the separate notes purchase price (as defined in “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units”) for notes that are not included in Corporate Units whose holders have elected to participate in the remarketing.

The interest rate on the notes will not be reset if there is not a successful remarketing. Any reset rate may not exceed the maximum rate, if any, permitted by applicable law.

Maturity	The maturity date of the notes will be November 17, 2018.

Ranking	The notes will be our direct, unsecured general obligations and will be subordinated and junior in right of payment to our existing and future senior indebtedness (as defined under “Description of the Notes—Subordination”), to the extent and in the manner stated in the indenture. Senior indebtedness generally includes, and the notes will be junior to, obligations (other than non-recourse obligations) of, or guaranteed or assumed by, us for borrowed money or for the payment of money relating to any capitalized lease, or our indebtedness evidenced by bonds, debentures, notes and other similar instruments, but excluding our 4.25% Junior Subordinated Notes due 2018 (the “4.25% Junior Subordinated Notes”), our 5.75% Junior Subordinated Debentures due 2052 (the “5.75% Junior Subordinated Debentures”), the Fixed-to-Floating Rate Debentures, our trade accounts payable and accrued liabilities arising in the ordinary course of business. The notes will initially rank equally in right of payment with all of our other junior subordinated debt, including our 4.25% Junior Subordinated Notes, our 5.75% Junior Subordinated Debentures and the Fixed-to-Floating Rate Debentures.

As of September 28, 2013, we had $3,468.4 million in principal amount of outstanding indebtedness, $2,085.9 million of which was senior indebtedness and $1,382.5 million in principal amount of outstanding indebtedness that ranked equally in right of payment with the notes. The notes are not obligations of, or guaranteed by, any of our subsidiaries. As a result, the notes are structurally subordinated to all debt and other liabilities (including guarantees) of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the notes would have any claims to those assets. See “Description of the Notes—Subordination.”

In connection with a successful remarketing, we will change the ranking of the notes such that they rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness.

Remarketing the Notes	We may elect, at our option, to remarket the notes during a period (which we refer to as the “optional remarketing window”) beginning on and including August 12, 2016 and ending on and including October 26, 2016. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we refer to as an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us and will include the notes underlying the Corporate Units and separate notes whose holders have elected to participate in the remarketing as described under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during an optional remarketing period as an “optional remarketing” and the date we price the notes offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain, and the optional remarketing will be considered successful if the remarketing agent is able to obtain, a price (i) for notes that are components of Corporate Units, equal to at least 100% of the aggregate purchase price for the Treasury portfolio and (ii) for remarketed notes that are not included in Corporate Units, equal to the separate notes purchase price (as defined in “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units”). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the notes, as described below. We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate notes of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin such optional remarketing.

If the optional remarketing is successful:

•	the interest rate on all outstanding notes (whether or not remarketed) will be reset on, and any other modifications to the terms of the notes will become effective on the settlement date for such optional remarketing;

•	all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, effective on the settlement date for the remarketing;

•	the portion of the proceeds from the remarketing attributable to notes that were components of Corporate Units that is equal to the “Treasury portfolio purchase price,” as defined in “Description of the Purchase Contracts—Optional Remarketing,” will automatically be applied to purchase the Treasury portfolio;

•	a portion of the proceeds from the remarketing equal to the aggregate principal amount of any separate notes whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the remarketing settlement date; and

•	any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed.

The “Treasury portfolio” is a portfolio of U.S. Treasury securities consisting of:

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the notes underlying the undivided beneficial ownership interests in the notes included in the Corporate Units on the optional remarketing date; and

•	U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to November 17, 2016 in an aggregate amount equal to the interest payment that would have been due on November 17, 2016 (without giving effect to any reset of the interest rate following a successful remarketing, and including any deferred interest payments due on such date) on the principal amount of the notes underlying the undivided beneficial ownership interests in the notes included in the Corporate Units on the optional remarketing date.

The Treasury portfolio will be substituted for the notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. When paid at maturity, an amount of the Treasury portfolio equal to the principal amount of the substituted notes will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts on the purchase contract settlement date. See “Description of the Purchase Contracts—Remarketing” in this prospectus supplement.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the interest rate on the notes will not be reset, no other modifications to the terms of the notes will take effect, the notes (other than separate notes) will continue to be components of Corporate Units and the remarketing agent will use its reasonable best efforts to remarket the notes during the final remarketing period as described below.

If the notes have not been successfully remarketed in the optional remarketing window and you do not create a Cash Settled Unit or a Treasury Unit as described in this prospectus supplement, the notes that are part of your Corporate Units, together with any separate notes that have been submitted for remarketing, will be remarketed during a five-business day remarketing period beginning on, and including, the seventh business day, and ending on, and including, the third business day, immediately preceding the purchase contract settlement date. We refer to this period as the “final remarketing period,” a remarketing that occurs during this period as a “final remarketing,” and the date we price the notes offered in a final remarketing as the “final remarketing date.”

The remarketing agent will remarket the notes underlying the Corporate Units and any separate notes whose holders have elected to participate in the remarketing, during each business day of the final remarketing period until the remarketing is successful.

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least 100%

of the principal amount of the notes being remarketed. To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the notes, as described below. We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing as described in this prospectus supplement.

If the final remarketing is successful:

•	we will pay all accrued and unpaid deferred interest (including compounded interest thereon) in cash on the purchase contract settlement date to the holders of the notes as of the immediately preceding record date;

•	the interest rate on all outstanding notes (whether or not remarketed) will be reset, effective on the settlement date for the remarketing;

•	all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, effective on the settlement date for the remarketing;

•	any other modified terms of the notes will take effect on the settlement date for the remarketing;

•	a portion of the proceeds from the remarketing equal to the aggregate principal amount of the notes underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date;

•	a portion of the proceeds from the remarketing equal to the aggregate principal amount of any separate notes whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date; and

•	any remaining proceeds will be promptly remitted after the purchase contract settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed.

If the notes have not been successfully remarketed on or prior to the last day of the final remarketing period, the interest rate on the notes will not be reset, other terms of the notes will not be modified and holders of all notes will have the right to put their notes to us on the purchase contract settlement date at a put price equal to $1,000 per note ($100 per applicable ownership interest) plus accrued and unpaid interest (including all accrued and unpaid deferred interest, if any, and compounded interest thereon), as described under “Put Option Upon Failed Final Remarketing” below.

We refer to each optional remarketing and the final remarketing described below as a “remarketing.”

Election Not to Participate in the Remarketing	You may elect not to participate in any remarketing and to retain the notes underlying your Corporate Units by:

•	creating Treasury Units or Cash Settled Units as described above; or

•	settling purchase contracts early as described above.

Whether or not you participate in the remarketing, upon a successful remarketing your notes will become subject to the modified provisions described under “Description of the Purchase Contracts—Remarketing” and “Description of the Notes—Remarketing.”

Participation in a Remarketing by Holders of Separate Notes	Holders of notes that are not part of the Corporate Units may elect, in the manner described in this prospectus supplement, to have their notes remarketed by the remarketing agent along with the notes included in the Corporate Units. See “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units.” Such holders may also participate in any remarketing by recreating Corporate Units from their Treasury Units at any time other than a blackout period, as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note.” Whether or not you participate in the remarketing, upon a successful remarketing your notes will become subject to the modified provisions described under “Description of the Purchase Contracts—Remarketing” and “Description of the Notes—Remarketing.”

Put Option upon Failed Final Remarketing	If the notes have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of notes will have the right to require us to purchase their notes on the purchase contract settlement date at a price equal to the principal amount of such notes plus accrued and unpaid interest (including all accrued and unpaid deferred interest, if any, and compounded interest thereon).

A holder of a note that is a component of a Corporate Unit will be deemed to have automatically exercised this put right and elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes underlying such Corporate Units against such holder’s obligations to us under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder shares of our common stock pursuant to the related purchase contracts, together with any excess cash after application of the put option against the purchase price under the purchase contracts.

Redemption	The notes will not be redeemable at our option.

Miscellaneous

Capped Call Transactions	Concurrently with this offering of Equity Units, we expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties.” The capped call transactions will cover, subject to anti-dilution adjustments, a number of shares of our common stock equal to the minimum settlement rate underlying the purchase contracts if the underwriters exercise their over-allotment option in full. See “Description of the Capped Call Transactions.”

Listing of the Units	We intend to apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “SWH.”

U.S. Federal Income Tax Consequences	For a summary of United States federal income tax consequences relating to an investment in the Equity Units, see “United States Federal Income Tax Consequences.”

Form and Book-Entry System	The Corporate Units, Treasury Units and Cash Settled Units will only be issued and maintained in book-entry form registered in the name of Cede & Co., the nominee of The Depository Trust Company, except under limited circumstances.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk Factors” beginning on page S-20, of this prospectus supplement before deciding whether to invest in the Equity Units.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $ million, after expenses and underwriters’ discounts and commissions and assuming the underwriters do not exercise their over-allotment option. We intend to use the net proceeds from this offering for general corporate purposes, including repayment of short-term borrowings. We also expect to use a portion of the net proceeds to purchase the capped call transactions described above. See “Use of Proceeds.”

We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt.

The Offering—Explanatory Diagrams

The following diagrams illustrate some of the key features of the notes, Corporate Units and Treasury Units as well as the transformation of Corporate Units into Treasury Units and notes.

The following diagrams assume that the notes are successfully remarketed during the final remarketing period.

Corporate Units

A Corporate Unit initially consists of two components as described below:

Purchase Contract	1/10 Ownership Interest in a Note(1)
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (November 17, 2016) + Contract Adjustment Payments % per annum paid quarterly(2)	(Owed to Holder) Interest % per annum paid quarterly(3)(4) (following a successful remarketing, interest will be payable at reset rate and payable semi-annually)

(Owed to Us) $100 at Purchase Contract Settlement Date (November 17, 2016)	(Owed to Holder) $100 at Maturity(5) (November 17, 2018)

(1)	The holder of a Corporate Unit owns the 1/10 undivided beneficial ownership interest in notes that form a part of the Corporate Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. If the Treasury portfolio has replaced the notes as a result of a successful optional remarketing prior to the final remarketing period, the applicable ownership interests in the Treasury portfolio will replace the interest in the notes as a component of the Corporate Unit. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization, the proceeds from the applicable ownership interest in the Treasury portfolio will be used to satisfy the holder’s obligation under the related purchase contract.
(2)	Contract adjustment payments may be deferred as described in this prospectus supplement.
(3)	Each owner of an undivided beneficial ownership interest in notes will be entitled to 1/10, or 10%, of each interest payment paid in respect of a $1,000 principal amount note.
(4)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the optional deferral provisions of the notes will cease to apply.
(5)	Notes will be issued in minimum denominations of $1,000, except in limited circumstances. Each undivided beneficial ownership interest in notes represents a 1/10, or 10%, undivided beneficial ownership interest in a $1,000 principal amount note.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

Purchase Contract	1/10 Ownership Interest in Treasury Security(2)
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date (November 17, 2016) + Contract Adjustment Payments % per annum paid quarterly(3)

(Owed to Us) $100 at Purchase Contract Settlement Date (November 17, 2016)	(Owed to Holder) $100 at Maturity (on or prior to November 17, 2016)

(1)	Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, Treasury Units may only be created with integral multiples of 10 Corporate Units. As a result, the creation of 10 Treasury Units will result in the release of $1,000 principal amount of the notes held by the collateral agent.
(2)	The holder of a Treasury Unit owns a 1/10 undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract. Unless the purchase contract is terminated as a result of our bankruptcy, insolvency or reorganization or the holder recreates a Corporate Unit, the proceeds from the Treasury securities will be used to satisfy the holder’s obligation under the related purchase contract.
(3)	Contract adjustment payments may be deferred as described in this prospectus supplement.

Notes

A Note has the terms described below:

Note
(Owed to Holder) Interest % per annum paid quarterly(1) (following a successful remarketing, interest will be payable at reset rate and payable semi-annually)

(Owed to Holder) $1,000 at Maturity (November 17, 2018)

(1)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the optional deferral provisions of the notes will cease to apply.

Transforming Corporate Units into Treasury Units and Notes

Because the notes are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 10 Corporate Units.

•	To create 10 Treasury Units, a holder separates 10 Corporate Units into their two components—10 purchase contracts and a note—and then combines the purchase contract with a Treasury security having a principal amount at maturity of $1,000 that matures on or prior to November 17, 2016.

•	The note, which is no longer a component of a Corporate Unit and has a principal amount of $1,000, is released to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 10 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 10 purchase contracts constitutes 10 Treasury Units.

•	During a blackout period (as described under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note”), you may not create Treasury Units or recreate Corporate Units.

•	Unless a blackout period is occurring, the holder can also transform 10 Treasury Units and a note having a principal amount of $1,000 into 10 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

The following illustration depicts the transformation of 10 Corporate Units into 10 Treasury Units and one $1,000 principal amount note.

10 Purchase Contracts		Ownership Interest in Note(1)(2)		10 Purchase Contracts		Ownership Interest in Treasury Security(1)(2)		Ownership Interest in Note(1)(2)
(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date + Contract Adjustment Payments % per annum paid quarterly(3)	+	(Owed to Holder) Interest % per annum paid quarterly(4) (following a successful remarketing, interest will be payable at reset rate and payable semi-annually)	g	(Owed to Holder) Our Common Stock at Purchase Contract Settlement Date + Contract Adjustment Payments % per annum paid quarterly(3)	+		+	(Owed to Holder) Interest % per annum paid quarterly(4) (following a successful remarketing, interest will be payable at reset rate and payable semi-annually)

(Owed to Us) $1,000 at Purchase Contract Settlement Date (November 17, 2016)		(Owed to Holder) $1,000 at Maturity (November 17, 2018)		(Owed to Us) $1,000 at Purchase Contract Settlement Date (November 17, 2016)		(Owed to Holder) $1,000 at Maturity (on or prior to November 17, 2016)		(Owed to Holder) $1,000 at Maturity (November 17, 2018)

10 Corporate Units				10 Treasury Units				Separate Note

(1)	Each holder will own a 1/10, or 10%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a $1,000 principal amount note.
(2)	Notes will be issued in minimum denominations of $1,000 and integral multiples thereof.
(3)	Contract adjustment payments may be deferred as described in this prospectus supplement.
(4)	Interest payments may be deferred as described in this prospectus supplement. In connection with a successful remarketing, the interest deferral provisions of the notes will cease to apply.

Illustrative Remarketing Timeline

Optional Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we assume that we have elected to remarket the aggregate principal amount of notes that are components of Corporate Units on the first day (which we refer to as “T” in the timeline) of a hypothetical five-business day optional remarketing period beginning on, and including August 12, 2016 and ending on, and including, August 18, 2106. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement. This example assumes that the notes have not been previously successfully remarketed.

Date	Event
T-15 calendar days	We will issue a press release and request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes as to the dates of and procedures to be followed in the optional remarketing.

T-2 business days (2 business days prior to the first day of the optional remarketing period)

•     Last day prior to the optional remarketing period to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful as of the last day of the optional remarketing period).

•     Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early (holders may once again be able to settle the related purchase contract early if the optional remarketing is not successful as of the last day of the optional remarketing period).

•     Last day for holders of separate notes to give notice of their election to participate in the remarketing.

T-1 business day (1 business day prior to the first day of the optional remarketing period)	• Last day for holders of Corporate Units or Treasury Units who have elected to settle the related purchase contracts early to pay the purchase price.

August 12, 2016 (T)	First business day of the optional remarketing period.

T to T+4 business days (5 business days beginning on, and including, the first day of the optional remarketing period)

Five business-day optional remarketing period:

•     If no successful remarketing occurs as of the last day of the optional remarketing period, we will cause a notice of the unsuccessful remarketing attempt of notes to be published on the business day following the last of the five business days comprising the optional remarketing period.

•     If a successful remarketing occurs, (i) the remarketing agent will purchase the Treasury portfolio and (ii) we will request the depositary to notify its participants holding separate notes, if any, of the interest rate, interest payment dates, and any other modified terms, established for the notes during the optional remarketing on the business day following the date on which the notes were successfully remarketed.

T+5 (5 business days after the first day of the optional remarketing)	First business day following a failed optional remarketing that we may give notice of another optional remarketing period.

Final Remarketing

The following timeline is for illustrative purposes only and is not definitive. For purposes of this timeline, we have assumed that there was no successful optional remarketing. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement. This example assumes that the notes have not been previously successfully remarketed.

Date	Event
October 21, 2016

•     We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing period beginning on November 7, 2016 and ending on November 14, 2016. We will give notice to holders of Corporate Units, Treasury Units and separate notes of the procedures to be followed in the final remarketing.

•     First day of the period during which holders of Corporate Units may create Cash Settled Units.

November 3, 2016 (2 business days prior to the first day of the final remarketing period)

•     Last day to create Treasury Units from Corporate Units, create Cash Settled Units from Corporate Units and recreate Corporate Units from Treasury Units.

•     Last day for holders of Corporate Units or Treasury Units to settle the related purchase contract early.

•     Last day for holders of separate notes to give notice of their election to participate in the remarketing.

November 4, 2016 (1 business day prior to the first day of the final remarketing period)	• Last day for holders of Corporate Units or Treasury Units who have elected to settle the related purchase contracts early to pay the purchase price.

November 7, 2016 through November 14, 2016 (final remarketing period)	We will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

November 17, 2016	Purchase contract settlement date and settlement date for any successful final remarketing of the notes.

RISK FACTORS

In considering whether to purchase the Equity Units, you should carefully consider all of the information we have included or incorporated by reference in this prospectus supplement. In addition, because as a holder of Equity Units sold in the offering, you will own our notes and enter into purchase contracts with us to acquire our common stock, you are also making an investment decision with regard to the notes and our common stock. You should carefully review all the information in this prospectus supplement about all of these securities.

In particular, you should carefully consider the risk factors described below, the discussion of risks relating to our business under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 29, 2012, quarterly report on Form 10-Q for the quarter ended June 29, 2013 and subsequently filed quarterly reports on Form 10-Q and the factors listed in “Special Note Regarding Forward-Looking Statements” in this prospectus supplement and accompanying prospectus before deciding whether an investment in the Equity Units is suitable for you. The Equity Units are not an appropriate investment for you if you are unsophisticated with respect to the significant terms of the Equity Units or financial matters.

Risk Factors Relating to the Equity Units

You assume the risk that the market value of our common stock may decline.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the daily VWAPs of our common stock during a 20 consecutive trading day market value averaging period, which we refer to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the reference price of $        , the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the daily VWAPs per share of our common stock during the market value averaging period, the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the daily VWAP per share of our common stock on the purchase contract settlement date or the average daily VWAP of our common stock over a different period of days.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately     % over the reference price). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold

appreciation price, you would receive on the purchase contract settlement date only approximately     % of the value of the shares of common stock you could have purchased with $         at the closing price of our common stock on the date of the pricing of the Equity Units.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units, which we intend to apply to list on the New York Stock Exchange, and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our annual report on Form 10-K for the fiscal year ended December 29, 2012, as may be supplemented by subsequently filed quarterly reports on Form 10-Q, and the factors listed in “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) is in excess of $         per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

The Equity Units provide limited anti-dilution adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an anti-dilution adjustment.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting,” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock and the Equity Units. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

Your rights to the pledged securities underlying the Equity Units will be subject to our security interest and may be affected by a bankruptcy proceeding.

As a holder of Equity Units, you will own the interests in the notes, Treasury portfolio, Treasury securities or cash, as applicable, that are a component of the Equity Units. However, those interests will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. As a result, your rights to the pledged securities will be subject to our security interest. In addition, notwithstanding the automatic termination of the purchase contracts, in the event that we become the subject of a case under the U.S. Bankruptcy Code, the delivery of the pledged securities to you may be delayed by the imposition of the automatic stay under Section 362 of the Bankruptcy Code, or other relief sought by the collateral agent, the purchase contract agent or another party asserting an interest in the pledged securities. Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement or the purchase contract agent. The notes constituting a part of the Corporate Units will be issued pursuant to an indenture, as amended and supplemented, which is qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•	provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The secondary market for the Equity Units may be illiquid.

We are unable to predict how the Equity Units will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Equity Units. We intend to apply for listing of the Corporate Units on the New York Stock Exchange. We have no obligation or current intention to apply for any separate listing of the Treasury Units, the Cash Settled Units or the notes on any stock exchange. We have been advised by the representatives that the underwriters presently intend to make a market for the Equity Units and the notes; however, they are not obligated to do so and any market making may be discontinued at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, Treasury Units, Cash Settled Units or notes, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of Corporate Units are converted to Treasury Units or Cash Settled Units, the liquidity of Corporate Units could be adversely affected. We cannot provide assurance that the Corporate Units will be accepted by the New York Stock Exchange for listing, that the Corporate Units will not be delisted from the New York Stock Exchange if listed, or that trading in the Corporate Units will not be suspended as a result of elections to create Treasury Units or Cash Settled Units, or recreate Corporate Units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listing securities on the New York Stock Exchange.

We may defer contract adjustment payments under the purchase contracts that are a part of the Equity Units, and this may have an adverse effect on the trading prices of the Equity Units.

We may, at our option, defer the payment of all or part of the contract adjustment payments under the purchase contracts through the purchase contract settlement date, as described under “Description of the Purchase Contracts—Contract Adjustment Payments.” If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than the market prices of other securities that are not subject to these optional deferrals. Furthermore, you will be subject to the risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. You will have no claim to any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) in the event of our bankruptcy or insolvency. In addition, if we make such a deferral, and you use the accrual method of accounting for tax purposes you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.

The trading price of the Corporate Units or any separate notes may not fully reflect the value of their accrued but unpaid interest.

The Corporate Units and any separate notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the notes.

We are both an operating company and a holding company and may require cash from our subsidiaries to make current payments on the Equity Units.

If you own Equity Units in the form of Corporate Units, you are entitled to receive periodic payments representing interest on the notes and contract adjustment payments on the purchase contracts, subject to our right to defer interest and contract adjustment payments. The notes and the contract adjustment payments are solely our obligations, and no other entity will have any obligation, contingent or otherwise, to make payments in respect of the notes and the purchase contracts. While we have substantial operations of our own, we are also a holding company for several direct and indirect subsidiaries. Our subsidiaries will have no obligation to make the contract adjustment payments or pay any amount in respect of the notes. Accordingly, we may depend, in part, on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our contract adjustment payment obligations and our obligations under the indenture governing the notes, including payment of interest. As an equity holder of our subsidiaries, our ability to participate in any distribution of assets of any subsidiary is “structurally subordinate” to the claims of the creditors of that subsidiary. If we are unable to obtain cash from our subsidiaries, we may be unable to fund required contract adjustment payments and payments in respect of the notes.

You may not be able to exercise your right to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), is in effect and a prospectus is available covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement right and the fundamental change early settlement right under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of our common stock and other securities, if any, deliverable upon settlement of a purchase contract. Although we have agreed to use our commercially reasonable efforts to have such a registration statement in effect and to provide a prospectus if so required under the U.S. federal securities laws, any failure or inability to maintain an effective registration statement or to have available a prospectus covering the shares our common stock and other securities, if any, deliverable upon early settlement of a purchase contract, including as a result of pending corporate events or announcements that prevent the delivery of a current prospectus, may prevent or delay an early settlement.

Recent regulatory actions may adversely affect the trading price and liquidity of the Equity Units.

We expect that investors in, and potential purchasers of, the Equity Units may employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors that employ an arbitrage strategy with respect to equity-linked instruments typically implement that strategy by selling short the common stock underlying the equity-linked instrument and dynamically adjusting their short position while they hold such equity-linked instrument. Investors may also implement this hedging strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC regulation SHO, the Financial Industry Regulatory Authority, Inc.’s “Limit Up-Limit Down” program, market-wide circuit breaker systems that halt trading of stock for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock could similarly adversely affect the trading price and the liquidity of the Equity Units.

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

For United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the purchase contract settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rates are adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a Non-U.S. Holder (as defined under “United States Federal Income Tax Consequences”), such constructive dividend may be subject to United States federal withholding tax at a 30% rate unless certain conditions are satisfied. For further details, see “United States Federal Income Tax Consequences.”

We will report contract adjustment payments as ordinary income, and we will withhold tax on contract adjustment payments made to Non-U.S. holders.

We intend to treat contract adjustment payments as taxable ordinary income to a U.S. Holder (as defined under “United States Federal Income Tax Consequences”) when received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting. We intend to treat any contract adjustment payments paid to a Non-U.S. Holder (as defined under “United States Federal Income Tax Consequences”) as payments generally subject to withholding tax at a 30% rate unless certain conditions are satisfied. You are urged to consult your own tax advisors concerning the possible alternative characterization and tax treatment of the Equity Units and the contract adjustment payments. For further details, see “United States Federal Income Tax Consequences.”

The capped call transactions may affect the value of the Equity Units and our common stock.

We expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the capped call counterparties, concurrently with the issuance of the Equity Units. We intend to use a portion of the net proceeds of this offering to pay the cost of the capped call transactions. These transactions will be accounted for as an adjustment to our shareholders’ equity.

In connection with establishing their initial hedges of these transactions, the capped call counterparties have informed us that they or their affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase shares of our common stock and/or other securities of ours in secondary market transactions concurrently with or shortly after the pricing of the Equity Units. They have informed us that these activities could have the effect of increasing, or limiting a decline in the market price of our common stock and/or the Equity Units concurrently with or shortly after the pricing of the Equity Units.

The capped call counterparties have also informed us that they or their affiliates are likely to modify their respective hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or by purchasing or selling our common stock and/or other securities of ours in secondary market transactions when the Equity Units are outstanding. In order to unwind their hedge positions, the hedge participants have informed us that they or their affiliates will likely sell shares of our common stock and/or other securities of ours in secondary transactions or unwind various derivative transactions with respect to our common stock.

In addition, if the transactions fail to become effective, whether or not this offering of Equity Units is completed, the capped call counterparties or their affiliates may unwind their respective hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, as a result, the Equity Units.

The capped call counterparties have informed us that the effect, if any, of any of these transactions and activities on the market price of our common stock or the Equity Units will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the Equity Units.

Risk Factors Relating to the Notes

The notes will be subordinated to our senior indebtedness.

The notes will rank junior to all of our existing and future senior indebtedness, to the extent and in the manner stated in the indenture. Senior indebtedness generally includes, and the notes will be junior to, obligations (other than non-recourse obligations) of, or guaranteed or assumed by, us for borrowed money or for the payment of money relating to any capitalized lease, or our indebtedness evidenced by bonds, debentures, notes and other similar instruments, but excluding our 4.25% Junior Subordinated Notes, our 5.75% Junior Subordinated Debentures, the Fixed-to-Floating Rate Debentures, our trade accounts payable and accrued liabilities arising in the ordinary course of business. As a result of the subordination of the notes, if we become insolvent or enter into a bankruptcy or similar proceeding, the holders of our senior indebtedness must be paid in full before you are paid. In addition, we cannot make any cash payments to you if we have failed to make payments to holders of senior indebtedness.

As of September 28, 2013, we had $3,468.4 million in principal amount of outstanding indebtedness, $2,085.9 million of which was senior indebtedness and $1,382.5 million in principal amount of outstanding indebtedness that ranked equally in right of payment with the notes. The notes are structurally subordinated to all debt and other liabilities of our subsidiaries.

If we exercise our right to defer interest payments on the notes, the market price of the notes, and Corporate Units if the notes are then a component of Corporate Units, is likely to be adversely affected.

Prior to November 17, 2016, we may at our option defer interest payments on the notes for one or more consecutive interest periods. During any such “deferral period” (as defined below under “Description of the Notes—Option to Defer Interest Payments”), holders of the notes will receive limited or no current payments and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless we fail to pay all previously deferred interest (including compounded interest thereon) in cash when due following the end of a deferral period. If we exercise our right to defer interest, the market price of the notes, and the Corporate Units if the notes are then a component of Corporate Units, is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the notes may be more volatile than the market prices of other securities that are not subject to optional interest deferrals. We may not be able to pay such deferred interest (including compounded interest thereon) in the future.

Upon a successful remarketing of the notes, the terms of your notes may be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the notes, the remarketing agent will agree to use its reasonable best efforts to sell the notes included in the remarketing. In connection with the remarketing, we and the remarketing agent will remarket the notes with different terms prior to the remarketing, including a different interest rate, a different ranking and semi-annual interest payment dates. If the remarketing is successful, the modified terms will apply to all the notes, including those notes that were not included in the remarketing. However, holders of the notes must elect to participate in the remarketing before knowing what the modified terms of the notes will be. Whenever we remarket the notes, we will notify holders of Corporate Units and separate notes of such remarketing. You may determine that the revised terms are not as favorable to you as you would deem appropriate.

Neither the indenture nor the supplemental indenture for the notes restricts our ability to take certain actions that could negatively impact holders of the notes.

We are not restricted under the terms of the indenture, the supplemental indenture or the notes from incurring additional debt that would be senior to or equal in right of payment to the notes. In addition, the limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes and the purchase contracts when due. Certain of our other debt instruments may, however, restrict these and other actions.

We may not have the cash necessary to pay the amount of cash required to repurchase the notes following a failed remarketing.

Following a failed final remarketing, holders of all notes will have the right to require us to repurchase their notes for cash, and holders of separate notes will have the right to receive the repurchase price in cash directly. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the amount of cash required if we are required to repurchase notes at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms, if at all. In addition, our ability to pay the amount of cash required to make the required repurchase may be limited by law or the terms of other debt agreements or securities. Our failure to pay the amount of cash required to make the required repurchase would constitute an event of default under the indenture governing the notes, which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment, and further restrict our ability to make such payments and repurchases.

Risk Factors Relating to our Common Stock

Anti-takeover provisions in our certificate of incorporation and Connecticut law may make acquisition of us more difficult.

Anti-takeover provisions in our certificate of incorporation and Connecticut law may make an acquisition of us more difficult. These provisions:

•	authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class, and if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	require supermajority vote of stockholders in order to consummate a merger or other business combination transaction;

•	establish advance notice requirements for nominations to the board of directors or for proposals that can be acted on at stockholder meetings.

These provisions may deter an acquisition of us that might otherwise be attractive to stockholders.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $         million, after deducting offering expenses and underwriting discounts and commissions and assuming the underwriters do not exercise their over-allotment option. We intend to use the net proceeds from this offering, together with the net proceeds from our concurrent Debenture Offering, for general corporate purposes, including repayment of short-term borrowings. We also expect to use approximately $         million of the net proceeds to purchase the capped call transactions described in this prospectus supplement. We currently intend to use the proceeds from the settlement of the purchase contracts to repay debt.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 28, 2013, on an actual and an as adjusted basis to give effect to (i) the issuance of the Equity Units, (ii) the issuance of the Fixed-to-Floating Rate Debentures being offered concurrently with this offering and (iii) the application of the net proceeds from this offering, together with the net proceeds from the Debenture Offering, to purchase the capped called transactions and to repay short-term borrowings. The “As Adjusted” column does not give effect to any other changes in our capitalization occurring after September 28, 2013.

The actual data included in the table below is derived from our unaudited consolidated financial statements as of September 28, 2013. This table should be read in conjunction with those consolidated financial statements and the notes thereto in our Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2013 and incorporated in this prospectus supplement by reference.

	As of September 28, 2013
	Actual		As Adjusted
	(unaudited) (in millions)
Cash and cash equivalents	$469.1		$

Short-term borrowings	$1,206.5	(1)	$

Long-term debt:
5.75% Notes due 2016	$321.7			$321.7
4.25% Junior Subordinated Notes due 2018	632.5			632.5
Notes due 2018 offered in connection with this offering(2)	—			300.0
3.40% Notes due 2021	388.6			388.6
2.90% Notes due 2022	799.4			799.4
7.05% Notes due 2028	151.8			151.8
5.20% Notes due 2040	330.6			330.6
5.75% Junior Subordinated Debentures due 2052	750.0			750.0
Debentures offered concurrently with this offering	—			400.0
Other	35.9			35.9

Long-term debt, including current maturities	3,410.5			4,110.5
Less current maturities	(13.6)			(13.6)

Total long-term debt	3,396.9			4,096.9

Total shareholders’ equity	7,018.3

Total capitalization	$10,415.2		$

(1)	As of September 28, 2013, our short-term borrowings had a weighted-average annual interest rate of approximately 0.34% and a weighted-average remaining maturity of approximately 24 days.
(2)	Assuming no exercise of the underwriters’ option to purchase an additional 450,000 Equity Units and associated $45.0 million aggregate principal amount of notes.

ACCOUNTING TREATMENT

The proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the junior subordinated notes based on the fair value of each at the date of the offering. It is expected each $1,000 junior subordinated note will be recorded as debt at inception. The present value of the Corporate Unit contract adjustment payments will be initially charged to stockholders’ equity, with an offsetting credit to liabilities. This liability is accreted over three years by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $100 on the purchase contract and will issue the requisite number of shares of our common stock. The $100 that we receive will be credited to stockholders’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently we anticipate there will be no dilutive effect on our earnings per share from the purchase contracts prior to settlement except during periods when the average market price of our common stock is above $         .

Both the Financial Accounting Standards Board and its emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Corporate Units. It is possible that our accounting for the purchase contracts and the junior subordinated notes could be affected by any new accounting rules that might be issued by these groups.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represents income from continuing operations before income taxes, fixed charges and distributed income of equity investees. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness and (iii) the portion of rents representative of interest.

	Nine Months Ended September 28, 2013
		For the Fiscal Year
		2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges	5.1x	4.4x	5.3x	2.4x	4.7x	3.7x

COMMON STOCK PRICE RANGE AND DIVIDENDS

Our common stock is listed and traded on the New York Stock Exchange, Inc. (“NYSE”) under the ticker symbol “SWK.” Our high and low quarterly closing stock prices on the NYSE for the periods indicated, and the dividends paid per share of our common stock, follow:

	Price per Share of Common Stock		Dividends Paid Per Share
	High	Low
Fiscal year ended December 31, 2011
First Quarter	$77.22	$65.50	$0.41
Second Quarter	77.29	66.72	0.41
Third Quarter	75.33	47.83	0.41
Fourth Quarter	68.50	48.25	0.41
Fiscal year ending December 29, 2012
First Quarter	$81.34	$69.89	$0.41
Second Quarter	79.02	60.61	0.41
Third Quarter	78.25	59.25	0.49
Fourth Quarter	76.49	66.77	0.49
Fiscal year ending December 28, 2013
First Quarter	$81.61	$73.97	$0.49
Second Quarter	81.84	74.36	0.49
Third Quarter	91.50	77.78	0.50
Fourth Quarter (through November 22, 2013)	92.36	74.37	0.50	(1)

(1)	On October 10, 2013, our board of directors approved a regular fourth quarter dividend payable on December 10, 2013 to shareholders of record as of the close of business on December 6, 2013.

The reported last sale price for our common stock on the NYSE on November 22, 2013 was $82.05 per share. At November 21, 2013, there were 176,902,738 shares of our common stock outstanding held by approximately 11,269 registered stockholders.

We expect to continue to pay quarterly cash dividends on our common stock in the future. The declaration and payment of cash dividends, quarterly or otherwise, on our common stock are not guaranteed. The declaration and payment of future dividends to holders of our common stock will be at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal requirements and other factors as our board of directors deems relevant.

DESCRIPTION OF THE EQUITY UNITS

The following is a summary of some of the terms of the Equity Units. This summary, together with the summary of the terms of the purchase contracts, the purchase contract and pledge agreement, the notes and our common stock set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement,” “Description of the Notes” in this prospectus supplement and “Description of the Common Stock” in the accompanying prospectus, is a description of the material terms of the Equity Units but does not purport to be complete, and we refer you to the agreements which will govern your rights as holders of the Equity Units and which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part.

In this Description of the Equity Units, “Stanley,” “we,” “us,” “our” and the “Company” refer only to Stanley Black & Decker, Inc. and any successor obligor, and not to any of its subsidiaries.

General

We will issue the Equity Units under the purchase contract and pledge agreement between us and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”) and HSBC Bank USA, National Association, as collateral agent, custodial agent and securities intermediary (the “collateral agent”). The Equity Units may be Corporate Units, Treasury Units or Cash Settled Units. The Equity Units will initially consist of 3,000,000 Corporate Units (or 3,450,000 Corporate Units if the underwriters exercise their over-allotment option in full), each with a stated amount of $100. Each Corporate Unit offered by us will consist of:

(1) a purchase contract under which:

•	the holder will agree to purchase from us on November 17, 2016, which we refer to as the “purchase contract settlement date,” unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early or upon a fundamental change as described under “Description of the Purchase Contracts—Early Settlement” or “—Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “—Early Settlement” or “—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares as described under “—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares;” and

•	we will pay to the holder quarterly contract adjustment payments at the rate of % of the $100 stated amount per year, subject to our right to defer such contract adjustment payments; and

(2) either:

•	a 1/10, or 10%, undivided beneficial ownership in a $1,000 principal amount % junior subordinated note due November 17, 2018 issued by us, under which we will pay to the holder interest at a rate of % per annum, subject to our right to defer such interest payments; or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to a Corporate Unit and the U.S. Treasury securities in the Treasury portfolio,

(1) a 1/10, or 10%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that matures on or prior to the purchase contract settlement date; and

(2) a         % undivided beneficial ownership interest in interest or principal strips of U.S. Treasury securities that mature on or prior to November 17, 2016 in an aggregate amount equal to the interest payment that would have been due on November 17, 2016 (without giving effect to any reset of the interest rate following a successful remarketing, and including any deferred interest payments due on such date).

The fair market value of the Corporate Units we issue will be recorded in our financial statements based on an allocation between the purchase contracts and the notes in proportion to their respective fair market values at the time of issuance. Under the purchase contract and pledge agreement, you will be deemed to have agreed to allocate the entire purchase price to your note.

As long as a unit is in the form of a Corporate Unit, any ownership interest in a note or any applicable ownership interest in the Treasury portfolio forming a part of the Corporate Unit will be pledged to us through the collateral agent to secure your obligation to purchase our common stock under the related purchase contract.

Creating Treasury Units by Substituting a Treasury Security for a Note

Each holder of 10 Corporate Units may create, at any time other than (i) if we elect an optional remarketing, during the period from 5:00 p.m., New York City time, on the second business day immediately preceding the first day of any optional remarketing period until the settlement date of such remarketing or the date we announce that no successful optional remarketing has occurred during the optional remarketing period, (ii) following any successful remarketing, (iii) after 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period (we refer to each such period as a “blackout period”), 10 Treasury Units by substituting for a note that is a component of a Corporate Unit a zero-coupon U.S. Treasury security with a principal amount of $1,000 that matures on November 15, 2016 (CUSIP No. 912803AK9), which we refer to as a “Treasury security.” This substitution would create 10 Treasury Units, and the related note would be released to the holder and would be separately tradable from the Treasury Units. Because notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units.

Each Treasury Unit will consist of:

(1) a purchase contract under which:

•	the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “—Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•	we will pay to the holder quarterly contract adjustment payments at the rate of % of the $100 stated amount per year, subject to our right to defer such contract adjustment payments; and

(2) an 1/10 undivided beneficial ownership interest in a Treasury security.

The term “business day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

To create 10 Treasury Units, a holder is required to:

•	deposit with the collateral agent a Treasury security, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited the Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related note.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related note to the holder; and

•	deliver 10 Treasury Units to the holder.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts. The note thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units or recreate Corporate Units, as discussed below, will be responsible for any fees or expenses (including reasonable fees and expenses of counsel) payable to the collateral agent in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units from Treasury Units

Each holder of 10 Treasury Units will have the right, at any time other than during a blackout period, to substitute for the related Treasury security held by the collateral agent a note having an aggregate principal amount equal to $100 times the number of Treasury Units with respect to which substitution is being made. This substitution would recreate Corporate Units and the applicable Treasury security would be released to the holder. Because notes are issued in integral multiples of $1,000, holders of Treasury Units may make the substitution only in integral multiples of 10 Treasury Units.

To recreate 10 Corporate Units, a holder is required to:

•	deposit with the collateral agent a $1,000 principal amount note, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•	transfer to the purchase contract agent 10 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a $1,000 principal amount note with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related Treasury security.

Promptly following receipt of written instructions from the purchase contract agent and receipt of the $1,000 principal amount note, the collateral agent will release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 10 Corporate Units to the holder.

The $1,000 principal amount note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contract. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

Creating Cash Settled Units from Corporate Units

Each holder of 10 Corporate Units may create, only during the period after the date we give notice of the final remarketing period and prior to 5:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period, Cash Settled Units by substituting for a note that is a component of the Corporate Units $1,000 in cash. This substitution would create 10 Cash Settled Units, and the related note would be released to the holder and would be separately tradable from the Cash Settled Units. Because notes are issued in integral multiples of $1,000, holders of Corporate Units may make this substitution only in integral multiples of 10 Corporate Units. Holders of Cash Settled Units may not recreate Corporate Units or create Treasury Units.

Each Cash Settled Unit will consist of:

(1) a purchase contract under which:

•	the holder will agree to purchase from us on the purchase contract settlement date, unless the purchase contract terminates prior to that date as described under “Description of the Purchase Contracts—Termination” or is settled early as described under “Description of the Purchase Contracts—Early Settlement” or “—Early Settlement Upon a Fundamental Change” below, for $100, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, an additional make-whole amount of shares; and

•	we will pay to the holder the final quarterly contract adjustment payment due on the purchase contract settlement date; and

(2) $100 in cash.

To create 10 Cash Settled Units, a holder is required to:

•	deposit with the collateral agent $1,000 in cash; and

•	transfer to the purchase contract agent 10 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited $1,000 in cash with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent in writing to release the related note.

Promptly following receipt of written instructions from the purchase contract agent and receipt of cash, the collateral agent will release the related note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 10 Corporate Units;

•	transfer the related note to the holder; and

•	deliver 10 Cash Settled Units to the holder.

The cash will be substituted for the note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contract. Cash held as a component of the Cash Settled Unit will be held in a non-interest bearing account as set forth in the purchase contract and pledge agreement. The note thereafter will trade separately from the Cash Settled Units.

Holders who create Cash Settled Units, as discussed below, will be responsible for any fees or expenses payable to the collateral agent (including reasonable fees and expenses of counsel) in connection with substitutions of collateral. See “Certain Provisions of the Purchase Contracts and the Purchase Contract and Pledge Agreement—Miscellaneous.”

Current Payments

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of     % per year on the stated amount of $100 per Equity Unit until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change where the holder has elected to settle its purchase contracts early in connection with such fundamental change as described in “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) and the most recent quarterly payment date on or before any other early settlement of the related purchase contracts (in the case of an early settlement as described in “Description of the Purchase Contracts—Early Settlement”). Holders of Cash Settled Units will receive the final quarterly contract adjustment payment payable by us on the final contract adjustment payment date. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes attributable to the undivided beneficial ownership interest in the notes (or distributions on the applicable ownership interest in the Treasury portfolio if the notes have been replaced by the Treasury portfolio), equivalent to a rate of     % per annum. There will be no distributions in respect of the Treasury securities that are a component of the Treasury Units or the cash that is a component of the Cash Settled Units, but to the extent that such holders of Treasury Units and Cash Settled Units continue to hold the notes that were released to them when the Treasury Units and Cash Settled Units were created, such holders will continue to receive the scheduled quarterly interest payments on their separate notes for as long as they hold the notes.

We will make all contract adjustment payments quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (except where such date is not a business day, in which case contract adjustment payments will be payable as of the next subsequent business day, without adjustment), commencing on February 17, 2014.

We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments” and the right to defer payment of interest on the notes as described under “Description of the Notes—Option to Defer Interest Payments.”

Listing

We intend to apply for listing of the Corporate Units on the New York Stock Exchange under the symbol “SWH.” Unless and until substitution has been made as described above, none of the note component of a Corporate Unit, the Treasury security component of a Treasury Unit nor the cash component of a Cash Settled Unit will trade separately from Corporate Units, Treasury Units or Cash Settled Units. The note component will trade as a unit with the purchase contract component of the Corporate Units, the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units and the cash component will trade as a unit with the purchase contract component of the Cash Settled Units. In addition, if Treasury Units, Cash Settled Units or notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may, but have no obligation to, cause the Treasury Units, Cash Settled Units or notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange.

Voting and Certain Other Rights

Holders of purchase contracts forming part of the Corporate Units, Treasury Units, or Cash Settled Units, or holders of notes, whether or not part of a Corporate Unit, in their capacities as such holders, will have no voting or other rights in respect of our common stock.

DESCRIPTION OF THE PURCHASE CONTRACTS

The following description is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent, the custodial agent and the securities intermediary. The description of the purchase contracts and the purchase contract and pledge agreement in this prospectus supplement is a summary of their material terms but does not purport to be complete, and reference is hereby made to the purchase contract and pledge agreement that will be filed as an exhibit on Form 8-K.

In this Description of the Purchase Contracts, “Stanley,” “we,” “us,” “our” and the “Company” refer only to Stanley Black & Decker, Inc. and any successor obligor, and not to any of its subsidiaries.

Purchase of Common Stock

Each purchase contract that is a part of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will obligate its holder to purchase, and us to sell, on the purchase contract settlement date (unless the purchase contract terminates prior to that date as described under “—Termination” or is settled early at the holder’s option as described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”), for $100 in cash, a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below). The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we call the “settlement rate”) will be rounded to the nearest ten-thousandth of a share and determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1)	If the applicable market value of our common stock is less than or equal to $ , which we refer to as the “reference price,” the settlement rate will be shares of our common stock (which we refer to as the “maximum settlement rate”).

Accordingly, if the market price for our common stock decreases from the date of this prospectus supplement and during the market value averaging period (described below), the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)	If the applicable market value of our common stock is greater than the reference price but less than $ , which we refer to as the “threshold appreciation price,” the settlement rate will be a number of shares of our common stock equal to $100 divided by that applicable market value.

Accordingly, if the market price for the common stock increases from the date of this prospectus supplement and during the market value averaging period, but does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3)	If the applicable market value is equal to or greater than the threshold appreciation price, the settlement rate will be shares of our common stock (which we refer to as the “minimum settlement rate”).

Accordingly, if the market price for the common stock increases from the date of this prospectus supplement and during the market value averaging period to be greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The threshold appreciation price is equal to $100 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which represents appreciation of approximately     % over the reference price.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be             , the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”

The “applicable market value” of our common stock means the average of the daily VWAPs of our common stock during the market value averaging period.

The “market value averaging period” means the 20 consecutive trading day period beginning on, and including, the 22nd scheduled trading day immediately preceding the purchase contract settlement date.

The “daily VWAP” of our common stock means, for each relevant trading day in the market value averaging period, the per share volume weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page “SWK <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means (a) a day (i) on which the New York Stock Exchange, or, if our common stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which our common stock is listed or admitted for trading, is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, or (b) if our common stock is not so listed or admitted for trading, a “trading day” means a business day.

A “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement more than one purchase contract on the same date, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered on such date or, if the Equity Units are held in global book-entry form, based on such other aggregate number of purchase contracts being surrendered by the holder on the same date as DTC may otherwise request.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Unless:

•	a holder has settled the related purchase contracts early by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”; or

•	an event described under “—Termination” has occurred,

then, on the purchase contract settlement date,

•	in the case of Corporate Units where there has been a successful remarketing, the portion of the proceeds from the remarketing or the maturity of the Treasury portfolio, as applicable, equal to the principal amount of the notes underlying the Corporate Units that were remarketed will automatically be applied to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders whose notes were remarketed; and

•	in the case of Corporate Units where there has not been a successful remarketing prior to the purchase contract settlement date, each holder will be deemed to have automatically exercised its put right and elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes to satisfy in full the holder’s obligations to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•	in the case of Treasury Units, the cash and proceeds of the related Treasury securities, when paid at maturity, will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of the Treasury Units; and

•	in the case of Cash Settled Units, the cash component of such units will automatically be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts.

Our common stock will then be issued and delivered to the holder or the holder’s designee, promptly following presentation and surrender of the certificate evidencing the Corporate Units, the Treasury Units or the Cash Settled Units, if in certificated form, and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of a purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit, a Treasury Unit or a Cash Settled Unit, a holder will be deemed to have, among other things:

•	irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the purchase contract and the related purchase contract and pledge agreement in the name of and on behalf of such holder; and

•	agreed to be bound by the terms and provisions of the Corporate Units, Treasury Units and Cash Settled Units and perform its obligations under the related purchase contract and the purchase contract and pledge agreement.

In addition, each beneficial owner of an Equity Unit, by acceptance of the beneficial interest therein, will be deemed to have agreed to treat itself as the owner of the related note, applicable interest in the Treasury portfolio, Treasury securities or cash, as the case may be, and to treat the notes as indebtedness for United States federal income tax purposes.

Remarketing

We will enter into a remarketing agreement with a nationally recognized investment banking firm, as remarketing agent. Pursuant to the remarketing agreement, unless a termination event has occurred, remarketing of the notes underlying the Corporate Units and any separate notes whose holders have elected to participate in the remarketing will be attempted as described below. We refer to each of an “optional remarketing” and the “final remarketing” (each as defined below) as a “remarketing.”

As described below, the interest deferral provisions of the notes will not apply to the notes remarketed in any remarketing. In addition, as described under “Description of the Notes—Remarketing,” in connection with a successful remarketing, (i) the notes will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, (ii) interest on the notes may be reset as described below and (iii) interest will be payable semi-annually in arrears, commencing on the February 17, May 17, August 17 or November 17 immediately following the purchase contract settlement date, as selected by us in consultation with the remarketing agent.

During any blackout period you may not:

•	settle a purchase contract early;

•	create Treasury Units;

•	create Cash Settled Units; or

•	recreate Corporate Units from Treasury Units.

We will use commercially reasonable efforts to ensure that a registration statement with regard to the full amount of the notes to be remarketed will be effective in a form that may be used by the remarketing agent in connection with the remarketing process (unless such registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to remarket the notes during a period (which we call the “optional remarketing window”) beginning on and including August 12, 2016 and ending on October 26, 2016. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we call an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us and will include notes underlying Corporate Units and other notes of holders that have elected to include those notes in the remarketing as described under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units.” We may attempt remarketings during multiple optional remarketing periods in the optional remarketing window so long as we give 15 calendar days’ notice prior to the first day of any optional remarketing period as described below. We refer to a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date we price the notes offered in an optional remarketing as the “optional remarketing date.”

If we elect to conduct an optional remarketing, the remarketing agent will use its reasonable best efforts to obtain a price (i) for notes that are components of Corporate Units, that results in proceeds of at least 100% of the purchase price for the Treasury portfolio described below and (ii) for notes that are not part of Corporate Units, equal to the separate notes purchase price. To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the notes, as described under “Description of the Notes—Interest Rate Reset.”

We will request that the depositary notify its participants holding Corporate Units, Treasury Units, and separate notes of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin the optional remarketing.

Following a successful optional remarketing of the notes, the remarketing agent will purchase the Treasury portfolio at the Treasury portfolio purchase price (as defined below), and deduct such price from the proceeds of the optional remarketing. Any remaining proceeds will be promptly remitted after the optional remarketing settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed.

If we elect to conduct an optional remarketing and such remarketing is successful:

•	settlement of the remarketed notes will occur on the third business day following the optional remarketing date, or such other date we and the remarketing agent agree to (we refer to such settlement date as the “optional remarketing settlement date”);

•	we will pay all accrued and unpaid deferred interest (including compounded interest thereon) in cash on optional remarketing settlement date to the holders of the notes as of the close of business on the immediately preceding record date;

•	the interest rate on all outstanding notes (whether or not remarketed) will be reset on the optional remarketing settlement date, if applicable;

•	all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, effective on the optional remarketing settlement date;

•	any terms of the remarketed notes modified by us in accordance with the indenture will become effective on the optional remarketing settlement date, if applicable;

•	the interest deferral terms of the notes will no longer apply to all outstanding notes and no outstanding notes will carry any deferred interest (including compounded interest thereon);

•	your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio, as described above; and

•	you may no longer create Treasury Units or Cash Settled Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing in the optional remarketing window, or no optional remarketing succeeds for any reason, the notes will continue to be components of the Corporate Units or will continue to be held separately and the remarketing agent will use its reasonable best efforts to remarket the notes during the final remarketing period as described below.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date.

Following a successful optional remarketing, the remarketing agent will purchase, at the Treasury portfolio purchase price, the Treasury portfolio. If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the description of the Treasury portfolio under “Description of the Equity Units.” If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash. Neither we, the purchase contract agent, the collateral agent or anyone else will invest that cash.

The applicable ownership interests in the Treasury portfolio will be substituted for the applicable ownership interests in notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations under the purchase contracts. On the purchase contract settlement date, a portion of the proceeds from the Treasury portfolio equal to the aggregate principal amount of the notes that are components of the Corporate Units at the time of remarketing will automatically be applied to satisfy the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts. In addition, proceeds from the Treasury portfolio equal to the interest payments that would have been attributable to the notes that were components of the Corporate Units at the time of the remarketing will be paid on the originally scheduled interest payment date after the optional remarketing settlement date (unless the corporate unit holders will receive such interest as a result of being the record holders of such notes on the related record date). For the avoidance of doubt, any failure to make a payment equal to an interest payment or apply proceeds as described above solely as a result of a failure by the U.S. government to pay the principal amount of or any interest on any Treasury security in the Treasury portfolio shall not constitute an event of default under a purchase contract. If, as a result of any such failure, there are insufficient proceeds from the Treasury portfolio to satisfy the Corporate Unit holders’ obligations to purchase common stock under the purchase contracts, we will delay settlement of the purchase contracts until such time as such proceeds are available.

If we elect to remarket the notes during an optional remarketing period and a successful remarketing has not occurred on or prior to the last day of the optional remarketing period, we will cause a notice of the unsuccessful remarketing of the notes to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the notes to be published before 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

Final Remarketing

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing, the remarketing agent will remarket the notes that are components of the Corporate Units and any separate notes whose holders have elected to participate in the remarketing as described under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units,” during each day of the five business day period ending on November 14, 2016 (the third business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date we price the notes offered in the final marketing as the “final remarketing date.”

The remarketing agent will use its reasonable best efforts to obtain, and the remarketing will be considered successful if the remarketing agent is able to obtain, a price that results in proceeds of at least 100% of the principal amount of the notes being remarketed. To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the notes, as described under “Description of the Notes—Interest Rate Reset.” We will request that the depositary notify its participants holding Corporate Units, Treasury Units and separate notes of the remarketing no later than October 21, 2016. In our notice of a final remarketing, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units or Cash Settled Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a separate note holder in the case of a failed final remarketing if a holder of separate notes wishes to exercise its right to put its notes to us as described in this prospectus supplement.

We have the right to postpone the final remarketing in our absolute discretion on any day prior to the last three business days of the final remarketing period.

If the final remarketing is successful:

•	settlement of the remarketed notes will occur on the purchase contract settlement date;

•	we will pay all accrued and unpaid deferred interest (including compounded interest thereon) in cash on the purchase contract settlement date to the holders of the notes as of the close of business on the immediately preceding record date;

•	the interest rate on all outstanding notes (whether or not remarketed) will be reset, effective on the purchase contract settlement date;

•	all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness, effective on the purchase contract settlement date;

•	any other modified terms of the notes will take effect on the purchase contract settlement date in accordance with the terms of the indenture;

•	the interest deferral terms of the notes will no longer apply to all outstanding notes and no outstanding notes will carry any deferred interest (including compounded interest thereon);

•	a portion of the proceeds from the remarketing equal to the aggregate principal amount of the notes underlying Corporate Units that were remarketed will automatically be applied to satisfy in full the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts on the purchase contract settlement date;

•	a portion of the proceeds from the remarketing equal to the aggregate principal amount of any separate notes whose holders have elected to participate in the remarketing will be remitted by the remarketing agent for the benefit of such holders on the purchase contract settlement date; and

•	any remaining proceeds will be promptly remitted after the purchase contract settlement date by the remarketing agent for the benefit of the holders whose notes were remarketed.

If (1) despite using its reasonable best efforts, the remarketing agent cannot remarket the related notes on or prior to the last day of the final remarketing period, at a price equal to or greater than 100% of the aggregate principal amount of the notes to be remarketed or (2) the final remarketing has not occurred on or prior to the last day of the final remarketing period because a condition precedent to the remarketing has not been fulfilled, in each case resulting in a failed remarketing, holders of all notes will have the right to put their notes to us for a cash amount equal to the principal amount of their notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon), on the purchase contract settlement date. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units and elected to apply a portion of the proceeds of the put price equal to the principal amount of the notes against such holder’s obligations to purchase our common stock under the related purchase contracts, thereby satisfying such obligations in full, and we will deliver to such holder our common stock pursuant to the related purchase contracts. Any amount of the put price remaining following satisfaction of the related purchase contracts will be paid to the Corporate Unit holder through the purchase contract agent.

If a successful remarketing has not occurred on or prior to the last day of the final remarketing period, we will cause a notice of the failed remarketing of the notes to be published before 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may elect to settle the related purchase contracts at any time other than during a blackout period. Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, such early settlement may only be made in integral multiples of 10 purchase contracts. If the Treasury portfolio has replaced the notes as a component of the Corporate Units, such early settlement may only be made in integral multiples of such number of Corporate Units as may be determined by the remarketing agent upon a successful optional remarketing of notes.

In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$100 times the number of purchase contracts being settled; plus

•	if the delivery is made with respect to any purchase contract during the period from the close of business on any contract adjustment payment record date to the opening of business on the related payment date, an amount equal to the contract adjustment payments payable on the payment date with respect to the purchase contracts being settled, unless we have elected to defer the contract adjustment payments payable on such date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depositary, procedures for early settlement will also be governed by standing arrangements between the depositary and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect and an available prospectus covering the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will issue, for each purchase contract being settled, the minimum settlement rate of             shares of our common stock (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below.

We will cause the related notes or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contract to be released from the pledge under the purchase contract and pledge agreement, and delivered within three business days following the early settlement date, to the purchase contract agent on behalf of the holder, free and clear of our security interest. In addition, we will issue the number of shares of our common stock to be issued upon settlement of the purchase contract within three business days following the early settlement date, to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the quarterly payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will terminate, and no adjustment will be made to or for the holder on account of any amounts accrued in respect of contract adjustment payments since the most recent quarterly payment date.

If the purchase contract agent receives a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form, and payment of $100 for each purchase contract being settled prior to 5:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing on or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

If a fundamental change occurs prior to the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to settle the purchase contract early on the fundamental change early settlement date (as defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional number of shares determined as set forth below (such additional number referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” will be deemed to have occurred at the time after the Equity Units are originally issued if any of the following occurs:

(i) any transaction or event (whether by means of a share exchange or tender offer applicable to our common stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events occurs pursuant to which 50% or more of our outstanding common stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction, listed on a United States national or regional securities exchange for a period of 30 or more consecutive trading days; or

(ii) our common stock ceases to be listed or quoted on a United States national or regional securities exchange for 30 or more consecutive trading days.

The fundamental change early settlement right is subject to the condition that at such time, if so required under U.S. federal securities laws, there is in effect a registration statement and an available prospectus covering shares of our common stock and other securities, if any, to be delivered pursuant to the purchase contracts being settled. We have agreed that, if required under U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering our common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement upon a fundamental change (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development, provided that we will use our commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). The fundamental change early settlement date will be postponed by the number of days during the period on which no such registration statement is effective, except that the fundamental change early settlement date will not be postponed beyond the purchase contract settlement date. If, but for the exception contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant stock price.

To the extent practicable, we will provide each holder of Equity Units with a notice of the anticipated effective date of a fundamental change at least 20 business days prior to such anticipated effective date, but in any event not later than the earlier of the effective date and two business days following our becoming aware of the occurrence of such fundamental change. In addition, we will provide each holder of Equity Units with a notice of a fundamental change within five business days after the effective date of the fundamental change. The notice will specify:

(1)	a date on which the fundamental change early settlement will occur (the “fundamental change early settlement date,”) which shall be at least 10 business days after the effective date of such fundamental change but no later than the earlier of (x) 20 business days after the effective date of such fundamental change and (y) one business day prior to (i) the first day of the commencement of an optional remarketing period, or, if we have not specified an optional remarketing period or the optional remarketing is not successful, (ii) the first day of the commencement of the final remarketing period or, if the final remarketing is not successful, (iii) the purchase contract settlement date;

(2)	the date by which holders must exercise the fundamental change early settlement right;

(3)	the applicable settlement rate and number of make-whole shares;

(4)	the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement; and

(5)	the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right.

Notwithstanding the foregoing, if the final remarketing period begins less than 10 business days following the occurrence of a fundamental change, the notice will specify the purchase contract settlement date as the fundamental change early settlement date.

To exercise the fundamental change early settlement right, a holder must, no later than the second business day prior to the fundamental change early settlement date:

•	deliver to the purchase contract agent a completed “Election to Settle Early Following a Fundamental Change” form;

•	deliver to the purchase contract agent the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form; and

•	deliver to the purchase contract agent cash in immediately available funds equal to $100 times the number of purchase contracts being settled.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares, together with accrued and unpaid contract adjustment payments to the fundamental change early settlement date; provided that if a fundamental change early settlement date falls after a record date and on or prior to the corresponding contract adjustment payment date, we will pay the full amount of accrued and unpaid contract adjustment payments, if any, due on such contract adjustment payment date to the holder of record at the close of business on the corresponding record date.

The holder will also receive on the fundamental change early settlement date the notes or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which such holder is effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent, on behalf of the holder, free and clear of our security interest. In the case of Corporate Units, if such holder has elected to settle the purchase contracts with cash, such holder will also receive on the fundamental change early settlement date the aggregate principal amount of notes underlying the Corporate Units. If a holder does not elect to exercise the fundamental change early settlement right, its Corporate Units or Treasury Units will remain outstanding and subject to normal settlement on the purchase contract settlement date.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 10 Corporate Units. If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of such number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of the notes. A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 10 Treasury Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful optional remarketing of notes).

Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•	in the case of a fundamental change described in clause (i) of the definition of fundamental change above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; and

•	in all other cases, the average of the closing prices of our common stock for the 10 consecutive trading days immediately prior to but not including the effective date.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates. Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
December , 2013
November 17, 2014
November 17, 2015
November 17, 2016

The actual stock price and effective date may not be set forth on the table, in which case:

•	if the actual stock price is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of make-whole shares will be determined by a straight-line interpolation between the make-whole share amounts set forth for the two stock prices and the two effective dates on the table based on a 365-day year, as applicable;

•	if the stock price exceeds $ per share, subject to adjustment in the same manner as the stock prices in the table above, then the make-whole share amount will be zero; and

•	if the stock price is less than $ per share, subject to adjustment in the same manner as the stock prices in the table above (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight-line interpolation, as described above, if the actual effective date is between two effective dates on the table.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units, Treasury Units and Cash Settled Units will be payable at a rate per year of     % of the stated amount per $100 purchase contract. Contract adjustment payments payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed in a 30-day month. Contract adjustment payments will accrue from the date of issuance of the Corporate Units to (but excluding) the earliest of the purchase contract settlement date, the fundamental change early settlement date and the most recent quarterly payment date on or before any early settlement of the related purchase contracts, and will be payable quarterly in arrears on February 17, May 17, August 17 and November 17 of each year, commencing on February 17, 2014 (we refer to each of these dates as a “contract adjustment payment date”).

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the first day of the month on which the relevant contract adjustment payment date falls (whether or not a business day) or if the Equity Units are held in global book-entry form, the record date will be the business day immediately preceding the applicable contract adjustment payment date. These distributions will be paid through the purchase contract agent, who will distribute amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Corporate Units, Treasury Units and Cash Settled Units.

If any date on which contract adjustment payments are to be made is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day and no interest or payment will be paid in respect of the delay, if any.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our existing and future indebtedness. Upon certain events of our bankruptcy, insolvency or reorganization, holders of our Equity Units will have no claims against us or our estate for any accrued and unpaid (including any deferred) contract adjustment payments.

We may, at our option and upon prior written notice to the holders of the Equity Units and the purchase contract agent, defer the payment of contract adjustment payments on the related purchase contracts forming a part of the Equity Units until the purchase contract settlement date; provided, however, that in (x) an early settlement upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the fundamental change early settlement date and (y) an early settlement other than upon a fundamental change, we will pay deferred contract adjustment payments (including compounded contract adjustment payments thereon as described below) to, but excluding, the quarterly contract adjustment payment date immediately preceding the early settlement date.

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of     % per year until paid, compounded quarterly, which is equal to the rate of total distributions on the Corporate Units (compounding on each succeeding payment date), to, but excluding, the date such deferred contract adjustment payments are made. We refer to these additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not declare or pay any dividends or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to any shares of our capital stock.

The restrictions listed above do not apply to:

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•	any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; and

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1) If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share subdivision or combination, each fixed settlement rate will be adjusted based on the following formula:

SR1 = SR0 x (OS1 / OS0)

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date or such effective date, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this paragraph (1) shall become effective as of the close of business on (x) the record date for such dividend or other distribution or (y) the effective date for such subdivision or combination becomes effective, as applicable. If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 x (OS0 + X) / (OS0 + Y)

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding date of announcement for the issuance of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.

(3)(a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock (excluding (i) any dividend, distribution, rights, warrants or options as to which an adjustment was effected pursuant to clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below, and (iii) any spin-off to which the provisions in clause 3(b) below apply), each fixed settlement rate will be increased based on the following formula:

SR1= SR0 x SP0 / (SP0 – FMV)

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FWV	=	the fair market value (as determined in good faith by our board of directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of our common stock.

Notwithstanding the foregoing, if “FMV” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness or other assets or property that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

(b) However, if we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off”, then each fixed settlement rate will instead be increased based on the following formula:

SR1 = SR0 x (FMV0 + MP0) / MP0

where,

SR0	=	the fixed settlement rate in effect immediately prior to the end of the valuation period (as defined below);

SR1	=	the fixed settlement rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the closing price of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the third trading day immediately following the ex-dividend date for such dividend or distribution with respect to our common stock on the New York Stock Exchange or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for our common stock (the “valuation period”); and

MP0	=	the average of the closing price of our common stock over the valuation period.

The adjustment to each fixed settlement rate under this paragraph 3(b) will occur on the last day of the valuation period; provided that if a holder elects to early settle the purchase contracts, or the purchase contract settlement date occurs, in either case, during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the date on which such holder elected its early settlement right, or the business day immediately preceding the purchase contract settlement date, as the case may be, in determining the applicable fixed settlement rates.

If any dividend or distribution described in this paragraph (3) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(4) If any regular, quarterly cash dividend or distribution made to all or substantially all holders of our common stock during any quarterly fiscal period exceeds $0.50 per share (the “reference dividend”), each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 x [(SP0  – T) / (SP0 – C)]

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the record date for such distribution;

C	=	the amount in cash per share we distribute to holders of our common stock; and

T	=	the reference dividend; provided that if the dividend or distribution is not a regular quarterly cash dividend, the reference dividend will be deemed to be zero.

Notwithstanding the foregoing, if “C” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (4). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, each fixed settlement rate will be increased based on the following formula:

SR1 = SR0 x [(FMV + (SP1 x OS1)] / (SP1 x OS0)

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the trading day on which such tender or exchange offer expires;

SR1	=	the fixed settlement rate in effect immediately after the close of business on the trading day immediately following the date such tender or exchange offer expires;

FMV	=	the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), at the close of business on the trading day immediately following the date such tender or exchange offer expires, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS1	=	the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS0	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to each fixed settlement rate under the preceding paragraph (5) will occur at the close of business on the trading day on which such tender or exchange offer expires.

The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

We currently have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

For United States income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, Non-U.S. Holders (as defined in “United States Federal Income Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax. See “United States Federal Income Tax Consequences—United States Holders—Purchase Contracts—Adjustment to Settlement Rate” and “United States Federal Income Tax Consequences— Non-U.S. Holders—United States Federal Withholding Tax.”

In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made not later than the purchase contract settlement date and the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

Except as described above, the fixed settlement rates will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.

We will, as promptly as practicable after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.

If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the market value averaging period or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the fundamental change early settlement date and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•	any consolidation, merger or combination involving us;

•	any sale, lease or other transfer to another person of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•	any statutory exchange of our common stock;

in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we will deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (y) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.

In the event of such a reorganization event, the person formed by such consolidation or surviving such merger or, if other than us, the person which acquires our assets and those of our subsidiaries substantially as an entirety will execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) will have the rights described in the preceding paragraph and expressly assuming all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the indentures and the remarketing agreement. Such supplemental agreement will provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, will be as nearly equivalent as may be practicable, as determined by our board of directors in its commercially reasonable judgment, to the adjustments provided for under “—Anti-dilution Adjustments” above (it being understood that any such adjustment may be zero and that no such adjustments shall be required with respect to any portion of the reference property that consists of cash). The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units, Treasury Units and Cash Settled Units thereunder, including the holders’ obligation and right to purchase and receive shares of our common stock and the right to receive accrued and unpaid contract adjustment payments (including deferred contract adjustment payments), will immediately and automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us (and not, for the avoidance of doubt, a bankruptcy, insolvency or reorganization involving only our subsidiaries).

Upon any such termination and receipt of written notice from the purchase contract agent of the same, the collateral agent will release the notes, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash, as the case may be, from the pledge arrangement and transfer such notes, the applicable ownership interest in the Treasury portfolio, Treasury securities or cash to the purchase contract agent for distribution to the holders of Corporate Units, Treasury Units and Cash Settled Units. Upon any termination, however, such release and distribution may be subject to a delay. In the event that we become the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under Section 362 of the U.S. Bankruptcy Code or other relief sought by the collateral agent, the purchase contract agent or other party asserting an interest in the pledged securities or contending that such termination is not effective and may continue until such automatic stay has been lifted or efforts to obtain such other relief has been resolved against such party. We expect any such delay to be limited.

Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court. For example, although we do not believe such an argument would prevail, following the termination of the purchase contracts, a party in interest in the bankruptcy proceeding might argue that the holders of notes should be treated as equity holders, rather than creditors, in the bankruptcy proceeding.

Pledged Securities and Pledge

The notes that are a component of the Corporate Units or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the Treasury securities that are a component of the Treasury Units or cash that is a component of the Cash Settled Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units, Treasury Units and Cash Settled Units with respect to such pledged securities will be subject to our security interest therein. No holder of Corporate Units, Treasury Units or Cash Settled Units will be permitted to withdraw the pledged securities related to such Corporate Units, Treasury Units or Cash Settled Units from the pledge arrangement except:

•	in the case of Corporate Units, to substitute a Treasury security or cash, as the case may be, for the related note as provided for under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note” and “Description of the Equity Units—Creating Cash Settled Units”;

•	in the case of Treasury Units, to substitute a note for the related Treasury security, as provided for under “Description of the Equity Units—Recreating Corporate Units from Treasury Units”; and

•	upon early settlement, cash settlement or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the notes as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related notes. Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the notes as a component of the Corporate Units, will retain ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. Each holder of Cash Settled Units will retain ownership of the related cash pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments, together with contract adjustment payments received from us, to the holders in whose names the Corporate Units, Treasury Units or Cash Settled Units are registered at the close of business on the record date preceding the date of such distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

This summary summarizes some of the other provisions of the purchase contract and pledge agreement. This summary should be read together with the purchase contract and pledge agreement, a form of which will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

Except as described under “—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” below, payments on the Corporate Units, Treasury Units and Cash Settled Units will be payable, the purchase contracts will be settled and transfers of the Corporate Units, Treasury Units and Cash Settled Units will be registrable at the offices or agency of the purchase contract agent in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units, Treasury Units or Cash Settled Units do not remain in book-entry only form, we have the option to make payments on the Corporate Units, Treasury Units and Cash Settled Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.

Shares of our common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (potentially after a delay as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, see “Description of the Purchase Contracts—Termination”) at the offices or agency of the purchase contract agent upon presentation and surrender of the applicable Corporate Unit, Treasury Unit or Cash Settled Unit certificate, if in certificated form.

If Corporate Units, Treasury Units or Cash Settled Units are in certificated form and a holder fails to present and surrender the certificate evidencing the Corporate Units, Treasury Units or Cash Settled Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of our common stock issuable upon settlement of the related purchase contract will be registered in the name of the purchase contract agent. The shares of our common stock, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity or security that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units, Treasury Units or Cash Settled Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity or security described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units, Treasury Units or Cash Settled Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts held by the purchase contract agent pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to conform the provisions of the purchase contract and pledge agreement to the description contained in this prospectus supplement as evidenced by an officer’s certificate;

•	to cure any ambiguity, defect or inconsistency; or

•	to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units in any material respect, as evidenced by an officer’s certificate.

The purchase contract and pledge agreement will contain provisions preventing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, from modifying the terms of the purchase contracts and the purchase contract and pledge agreement without the consent of the holders of not less than a majority of the outstanding purchase contracts. However, no modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	change the place or currency of payment or reduce any contract adjustment payments;

•	impair the right to institute suit for the enforcement of a purchase contract or any contract adjustment payment or deferred contract adjustment payment (including compounded contract adjustment payments thereon);

•	except as described under “Description of the Purchase Contracts—Early Settlement” or “—Anti-dilution Adjustments,” reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock issuable on settlement of any purchase contract, change the purchase contract settlement date or the right to early settlement;

•	adversely affect the holder’s rights under a purchase contract in any material respect, provided that any amendment made solely to conform the provisions of the purchase contract and pledge agreement to the description contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders;

•	change the amount or type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement, impair the right of the holder of any purchase contract to receive distributions on such collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•	reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments); or

•	reduce the above-stated percentage of outstanding purchase contracts whose holders’ consent is required for the modification or amendment of the provisions of the purchase contracts and the purchase contract and pledge agreement;

provided that if any amendment or proposal would adversely affect only the Corporate Units, only the Treasury Units or only the Cash Settled Units, then only the affected voting group of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such voting group or, if referred to in the immediately preceding eight bullets above, all of the holders of such voting group.

In addition, without the consent of any holder of a note, we, the collateral agent and the purchase contract agent may amend the purchase contract and pledge agreement to conform the provisions of the purchase contract and pledge agreement to the “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” sections in this prospectus supplement, as evidenced by an officer’s certificate.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding Equity Units entitled to give or take any demand, direction, consent or other action under the Equity Units, in the manner and subject to the limitations provided in the purchase contract and pledge agreement. In certain circumstances, the purchase contract agent also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular Equity Units, such action may be taken only by persons who are holders of such Equity Units at the close of business on the record date.

No Consent to Assumption; Agreement by Purchasers

Each holder of a Corporate Unit, a Treasury Unit or a Cash Settled Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit, Treasury Unit or Cash Settled Unit, to have expressly withheld any consent to the assumption (i.e., affirmance) of the related purchase contracts by us, our receiver, liquidator or trustee in the event that we become the subject of a case under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Merger, Sale or Lease

We will covenant in the purchase contract and pledge agreement that we will not merge or consolidate with any entity or sell, convey, transfer, assign or otherwise dispose of all or substantially all of our assets unless:

•	either we are the continuing corporation or the successor entity is an entity duly organized under the laws of its jurisdiction of organization and this other entity expressly assumes all of our obligations under the purchase contracts, the purchase contract and pledge agreement, the indenture and the remarketing agreement by one or more supplemental agreements; and

•	we are not, or such successor entity is not, immediately after such merger, consolidation, sale, conveyance, transfer, assignment or other disposition, in default of payment obligations under the purchase contracts, the purchase contract and pledge agreement, the indenture or the remarketing agreement or in material default in the performance of any other obligations thereunder; and

•	an officer’s certificate and opinion of counsel is delivered to the purchase contract agent.

In case of any such consolidation, merger, sale, conveyance (other than by way of lease), transfer, assignment or other disposition, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contract and pledge agreement as us and we shall be relieved of any further obligation under the purchase contract and pledge agreement and under the Corporate Units, Treasury Units and Cash Settled Units.

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units, Treasury Units or Cash Settled Units as the absolute owner of the Corporate Units, Treasury Units or Cash Settled Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit, Treasury Unit or Cash Settled Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Corporate Unit, Treasury Unit or Cash Settled Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit, Treasury Unit or Cash Settled Unit certificate, indemnity or security satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit, Treasury Unit or Cash Settled Unit certificates on or after the business day immediately preceding the earliest of any early settlement date, any fundamental change early settlement date, the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit, Treasury Unit or Cash Settled Unit certificate following any of these dates, the purchase contract agent, upon delivery of the evidence and indemnity or security described above, will deliver the shares of our common stock issuable pursuant to the purchase contracts included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units, Treasury Units or Cash Settled Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Purchase Contract Agent

The Bank of New York Mellon Trust Company, N.A. will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units, Treasury Units and Cash Settled Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units, the Cash Settled Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of and providing indemnification to the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Information Concerning the Collateral Agent

HSBC Bank USA, National Association will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units, the Treasury Units and the Cash Settled Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

HSBC Bank USA, National Association and its affiliates maintain banking relationships with us and HSBC Bank USA, National Association is the trustee for our outstanding 4.25% Junior Subordinated Notes, 5.75% Junior Subordinated Debentures and will be the trustee for the Fixed-to-Floating Rate Debentures.

The purchase contract and pledge agreement will contain provisions limiting the liability of and providing indemnification to the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Miscellaneous

The purchase contract and pledge agreement will provide that we will pay all fees and expenses (including fees and expenses of counsel) related to the retention of the collateral agent and the purchase contract agent. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or Cash Settled Units or recreating Corporate Units, however, will be responsible for any fees or expenses (including fees and expenses of counsel) payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses.

Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Corporate Units, Treasury Units and Cash Settled Units. The Corporate Units, Treasury Units and Cash Settled Units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units, Treasury Units and Cash Settled Units, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability to transfer beneficial interests in the Corporate Units, Treasury Units and Cash Settled Units so long as the Corporate Units, Treasury Units and Cash Settled Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 1A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

We will issue the Corporate Units, Treasury Units and Cash Settled Units in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 calendar days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Corporate Units, Treasury Units or Cash Settled Units upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Corporate Units, Treasury Units or Cash Settled Units. If we determine at any time that the Corporate Units, Treasury Units or Cash Settled Units shall no longer be represented by global security certificates, we will inform the depositary of such determination and the depositary will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Corporate Unit, Treasury Unit or Cash Settled Unit, or portion thereof that is exchangeable pursuant to this paragraph will be exchangeable for Corporate Unit, Treasury Unit or Cash Settled Unit certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units, Treasury Units and Cash Settled Units represented by these certificates for all purposes under the Corporate Units, Treasury Units, Cash Settled Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units, the Treasury Units or the Cash Settled Units represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any Corporate Units, Treasury Units or Cash Settled Units represented by these certificates for any purpose under the Corporate Units, Treasury Units, Cash Settled Units or the purchase contract and pledge agreement.

All payments on the Corporate Units, Treasury Units and Cash Settled Units represented by the global security certificates and all transfers and deliveries of related notes, Treasury securities, cash and common stock will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date, or upon early settlement, will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE NOTES

The notes will be issued under a junior subordinated indenture dated as of November 22, 2005, as supplemented by a supplemental indenture to be dated as of                     , 2013 (as so supplemented, the “indenture”), between us, and HSBC Bank USA, National Association, as trustee. The terms of the notes include those expressly set forth in the notes and the indenture and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is only a summary of the material provisions of the notes and the indenture and does not purport to be complete. We urge you to read the indenture in its entirety because it, and not this description, defines your rights as a holder of the notes. To the extent that the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description.

For the purposes of this description, the terms “we,” “our” and “us” refer to Stanley Black & Decker Inc. and, unless otherwise expressly stated or the context otherwise requires, not any of our subsidiaries.

General

We will issue the notes as a series of debt securities under the indenture. We may issue an unlimited amount of other securities under the indenture. The notes and all other debt securities issued previously or hereafter under the indenture are collectively referred to herein as the “indenture securities.”

The notes will be issued in fully registered form only, without coupons. Any notes that are issued as separate securities as a result of the creation of Treasury Units or Cash Settled Units or in connection with an early settlement, early settlement upon a fundamental change, a successful remarketing or a termination will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the trustee, as custodian for DTC, as depositary, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Issuance—The Depository Trust Company.” The authorized denominations of the notes will be $1,000 and any larger amount that is an integral multiple of $1,000. Except in limited circumstances described below, the notes that are issued as separate securities will not be exchangeable for notes in definitive certificated form.

Each Corporate Unit includes a 1/10, or 10%, undivided beneficial ownership interest in a $1,000 principal amount note that corresponds to the stated amount of $100 per Corporate Unit.

The notes will not be subject to a sinking fund provision and will be subject to defeasance. The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon (including deferred interest payments and compounded interest thereon if not previously due and payable at the end of the deferral period as described below under “—Option to Defer Interest Payments”), on November 17, 2018. As described below under “—Put Option Upon Failed Final Remarketing,” holders will have the right to require us to purchase their notes under certain circumstances. Except as set forth under “—Put Option Upon Failed Final Remarketing” and “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the indenture will not contain any financial covenants or any restrictions on the payment of dividends, the making of investments, the incurrence of indebtedness or the redemption or repurchase of securities by us. The indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

The notes are initially being offered in one series in the principal amount of $300,000,000. If we issue additional Equity Units as a result of the underwriters’ exercise of their over-allotment option, we may, without the consent of the holders of the notes, increase the principal amount of the series and issue more notes of such series having the same ranking, interest rate, maturity and other terms as the notes, and up to an additional $45,000,000 aggregate principal amount of notes will be issued. Any such new notes, together with the existing notes, will constitute a single series of securities under the indenture. The existing notes and any new notes of the same series having the same terms as the notes offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, voting waivers and amendments.

We do not intend to list the notes on any securities exchange.

Ranking

The notes will be our direct, unsecured general obligations and will be subordinated and junior in right of payment to our existing and future senior indebtedness as defined under “—Subordination” below, to the extent and in the manner stated in the indenture. The notes will initially rank equally in right of payment with all of our other junior subordinated debt, including our 4.25% Junior Subordinated Notes, our 5.75% Junior Subordinated Debentures and the Fixed-to-Floating Rate Debentures being offered concurrently with this offering. The notes are not obligations of, or guaranteed by, any of our subsidiaries. As a result, the notes are structurally subordinated to all debt and other liabilities (including guarantees) of our subsidiaries, which means that creditors and preferred stockholders of our subsidiaries will be paid from the assets of such subsidiaries before holders of the notes would have any claims to those assets. We may issue additional series of notes that rank senior to, junior to or equal in right of payment with the notes.

In connection with a successful remarketing, the ranking of all outstanding notes (whether or not remarketed) will be changed such that they rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness.

As of September 28, 2013, we had $3,468.4 million in principal amount of outstanding indebtedness, $2,085.9 million of which was senior indebtedness, and $1,382.5 million in principal amount of outstanding indebtedness that ranked equally in right of payment with the notes.

Subordination

Our payment obligation under the notes will be unsecured and will rank junior and be subordinated in right of payment to all of our senior indebtedness on the terms set forth in the indenture. No payment of the principal of, or premium, if any, or interest on the notes may be made by us, if any of the following occurs:

•	a default by us on the payment of principal, premium, interest or any other payment due on any senior indebtedness so long as the default continues; or

•	the maturity of any senior indebtedness has been accelerated because of a default.

In addition, upon any distribution of our assets to creditors upon our dissolution or winding-up or liquidation or reorganization or in bankruptcy, insolvency, receivership or other proceedings, all amounts due on our senior indebtedness shall be paid in full before any payment is made by us on account of the principal, premium, if any, or interest on the notes.

“Senior indebtedness” means all of our obligations, whether presently existing or from time to time hereafter incurred, created, assumed or existing, to pay principal, premium, interest, penalties, fees and any other payment in respect of any of the following:

(a) indebtedness for borrowed money, including, without limitation, such obligations as are evidenced by credit agreements, notes, debentures, bonds and similar instruments;

(b) obligations under synthetic leases, finance leases and capitalized leases;

(c) obligations, for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

(d) any obligations with respect to derivative contracts, including but not limited to commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements designed to protect against fluctuations in commodity prices, currency exchange or interest rates; and

(e) all obligations of the types referred to in clauses (a), (b), (c) and (d) above of others which we have assumed, guaranteed or otherwise becomes liable for, under any agreement,

unless, in the case of any particular indebtedness or obligation, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness or obligation is not superior in right of payment to or is equal in right of payment with the notes, as the case may be; provided that:

(1) our 5.75% Junior Subordinated Debentures,

(2) our 4.25% Junior Subordinated Notes until remarketed in accordance with their terms,

(3) the Fixed-to-Floating Rate Debentures, and

(4) trade obligations incurred in the ordinary course of business shall not be deemed to be senior indebtedness.

This subordination will not prevent the occurrence of any event of default with respect to the notes. There is no limitation on the issuance of additional senior indebtedness by us in the indenture.

Principal and Interest

The notes will mature on November 17, 2018 (the “stated maturity date”), and will bear interest from the date of original issuance at the rate of     % per annum. Subject to any deferral as described below under “—Option to Defer Interest Payments,” interest will be payable initially quarterly in arrears on February 17, May 17, August 17 and November 17 of each year (each, an “interest payment date”), commencing on February 17, 2014. Following a successful remarketing as described below, interest will be payable semiannually in arrears commencing on one of those interest payment dates selected by the remarketing agent in consultation with us.

Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the notes are registered at the close of business on the regular record date immediately preceding the applicable interest payment date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period. If (i) the Corporate Units are held by a securities depository in global book-entry form and (ii) notes that are not a component of Corporate Units are also held by the securities depositary in global book-entry form, the record date for the payment of interest on the notes will be the close of business on the business day immediately preceding the applicable interest payment date; otherwise, the record date will be the first day of the calendar month on which the applicable interest payment date falls (whether or not a business day). Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable.

If any date on which interest payments are to be made on the notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

The interest rate on the notes may be reset in connection with a successful remarketing as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing of the notes, the interest rate will not be reset, and the notes will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Following a successful remarketing, interest on such notes will be payable on a semiannual basis.

Option to Defer Interest Payments

Prior to any successful remarketing, we may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods; provided that each deferred interest payment may only be deferred until the earliest of (i) in the event of a successful final remarketing, the purchase contract settlement date, (ii) in the event of a successful optional remarketing, the optional remarketing settlement date and (iii) November 17, 2018.

Deferred interest on the notes will bear interest at the interest rate applicable to the notes, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earliest of (i) the next interest payment date on which we have paid all accrued and previously unpaid interest on the notes, (ii) in the event of a successful final remarketing, the purchase contract settlement date, (iii) in the event of a successful optional remarketing, the optional remarketing settlement date and (iv) November 17, 2018.

We will give the holders of the notes and the trustee written notice of our election to begin a deferral period at least one business day before the record date for the next interest payment date. However, our failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after the interest payment date, whether or not we provide a notice of deferral. We may pay deferred interest (including compounded interest thereon) in cash on any scheduled interest payment date occurring on or prior to November 17, 2018.

In connection with any successful remarketing, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid in cash on the optional remarketing settlement date or the purchase contract settlement date, as applicable, to the holders of the notes (whether or not such notes were remarketed in such remarketing) as of the immediately preceding record date prior to the optional remarketing settlement date or the purchase contract settlement date, as applicable.

If we have paid all deferred interest (including compounded interest thereon) on the notes, we can again defer interest payments on the notes as described above. The indenture does not limit the number or frequency of interest deferral periods except as described above.

If we have not paid all such deferred interest (including compounded interest thereon) in cash on or prior to the 30th day following the end of the deferral period, we will be in default under the indenture. See “—Events of Default” below. We currently do not intend to exercise our option to defer interest on the notes.

In connection with any successful remarketing of the notes, the interest deferral provisions will cease to apply to the notes.

Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances

We have agreed that until the earliest of (i) if the final remarketing is successful, the purchase contract settlement date, (ii) if an optional remarketing is successful, the optional remarketing settlement date and (iii) November 17, 2018, if:

•	an event of default has occurred and is continuing;

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced; or

•	a deferral period is continuing with respect to the notes,

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that upon our liquidation rank equal in right of payment with, or junior in interest to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing);

•	make any contract adjustment payments under the purchase contracts or any payment under any similar agreement providing for the issuance by us of capital stock on a forward basis; or

•	make any guarantee payments regarding any guarantee by us of securities of any of our subsidiaries if the guarantee ranks equal in right of payment with, or junior in interest to, the notes (as of their date of issuance and not taking into account any modifications to the terms of the notes in connection with a successful remarketing).

The restrictions listed above do not apply to:

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock;

•	any purchase of, or payment of cash in lieu of, fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged; and

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Remarketing

The notes will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

In connection with a successful remarketing:

•	all outstanding notes (whether or not remarketed) will rank senior to all of our existing and future unsecured junior subordinated obligations and junior to all of our existing and future senior indebtedness;

•	the interest deferral provisions will not apply to all outstanding notes (whether or not remarketed);

•	the interest rate on all outstanding notes (whether or not remarketed) may be reset as described below; and

•	interest will be payable semi-annually in arrears as described below.

In order to remarket the notes, the remarketing agent may, in consultation with us, reset the interest rate on the notes (either upward or downward) in order to produce the required price in the remarketing.

Remarketing of Notes That Are Not Included in Corporate Units

At any time prior to a remarketing, other than during a blackout period, holders of notes that do not underlie Corporate Units may elect to have their notes remarketed in such remarketing in the same manner as notes that underlie Corporate Units by delivering their notes along with a notice of this election to the custodial agent. The custodial agent will hold the notes in an account separate from the collateral account in which the pledged securities will be held. Holders of notes electing to have their notes remarketed will also have the right to withdraw their election at any time prior to 5:00 p.m., New York City time, on the second business day immediately preceding an optional remarketing period or the final remarketing period, as applicable. In the event of a successful remarketing during the optional remarketing period, each holder of separate notes that elects to have its notes remarketed will receive, for each $1,000 principal amount note sold, the remarketing price per note on the optional remarketing settlement date. The “remarketing price per note” means, for each $1,000 principal amount note, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of notes included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the notes in an optional remarketing, the “separate notes purchase price” means the amount in cash equal to the product of (A) the remarketing price per note and (B) the number of $1,000 principal amount of notes included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate notes that elects to have its notes remarketed will receive an amount, for each $1,000 principal amount of notes, equal to $1,000 in cash on the purchase contract settlement date. Any accrued and unpaid interest on such notes, including any accrued and unpaid deferred interest (including compounded interest thereon) will be paid in cash by us, on the purchase contract settlement date, to holders of record on the immediately preceding interest record date. In addition, in connection with any successful optional remarketing, all accrued and unpaid deferred interest (including compounded interest thereon) will be paid in cash on the optional remarketing settlement date. If an optional remarketing is successful and we are then deferring interest, the optional remarketing settlement date will be August 17, 2016.

Interest Rate Reset

In the case of a successful remarketing, the interest rate on the notes may be reset effective on the settlement date of the remarketing, which will be, in the case of a successful optional remarketing, the third business day following the optional remarketing date (or such other date as we and the remarketing agent agree upon) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate of such notes will be the interest rate determined by the remarketing agent as the rate the notes should bear in order for the net remarketing proceeds of such notes to have an aggregate market value on the optional remarketing date of at least 100% of the aggregate of the Treasury portfolio purchase price plus the separate notes purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate will be the interest rate determined by the remarketing agent as the rate the notes should bear in order for the net remarketing proceeds to equal at least 100% of the principal amount of the notes being remarketed. In any case, a reset rate may be higher or lower than the initial interest rate of the notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on such notes will be payable on a semiannual basis.

If the notes are not successfully remarketed, the interest rate will not be reset and the notes will continue to bear interest at the initial annual interest rate of     %.

The remarketing agent is not obligated to purchase any notes that would otherwise remain unsold in the remarketing. None of us, the remarketing agent or any agent of us or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of notes for remarketing.

Put Option Upon Failed Final Remarketing

If the notes have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of notes will have the right to require us to purchase their notes on the purchase contract settlement date, upon at least two business days’ prior notice in the case of notes that are not included in Corporate Units, at a price equal to the principal amount of such notes, plus accrued and unpaid interest (including deferred interest and compounded interest thereon). Holders of notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Remarketing.”

Redemption

We will not have the right to redeem the notes.

Payment

So long as any separate notes are registered in the name of DTC, as depository for the notes as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, payments on the notes will be made as described therein.

If we default in paying interest on a note, we will pay such interest either:

•	on a special record date between 10 and 15 calendar days before the payment; or

•	in any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the notes may be listed for trading.

We will pay principal of and any interest on the notes at maturity upon presentation of the notes at the corporate trust office of HSBC Bank USA, National Association in New York, New York, as our paying agent for the notes. In our discretion, we may change the place of payment on the notes, and we may remove any paying agent and may appoint one or more additional paying agents (including us or any of our affiliates) with prior written notice to the trustee.

If any interest payment date or the maturity of a note falls on a day that is not a business day, the required payment of principal and/or interest will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date or the maturity, as the case may be, to the date of such payment on the next succeeding business day. “Business day,” means any day other than a Saturday or a Sunday or a day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

Form; Transfers; Exchanges

So long as any separate notes are registered in the name of DTC, as depository for the notes as described herein under “Book-Entry Issuance—The Depository Trust Company,” or DTC’s nominee, transfers and exchanges of beneficial interests in the separate notes will be made as described therein. In the event that the book-entry only system is discontinued, and the separate notes are issued in certificated form, you may exchange or transfer notes at the corporate trust office of the trustee. The trustee acts as our agent for registering notes in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar;” the security registrar will also perform transfers. In our discretion, we may change the place for registration of transfer of the notes and may remove and/or appoint one or more additional security registrars (including us or any of our affiliates).

There will be no service charge for any transfer or exchange of the notes, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Certain Trading Characteristics

To the extent the notes trade separately from the Equity Units, the notes are expected to trade at a price that takes into account the value, if any, of accrued but unpaid interest (except for interest accrued after a regular record date and prior to an interest payment date, which interest will be payable to the holders as of the regular record date, as described above); thus, purchasers will not pay, and sellers will not receive, accrued and unpaid interest with respect to the notes that is not included in the trading price thereof. Any portion of the trading price of a note received that is attributable to accrued but unpaid interest will be treated as ordinary interest income for federal income tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the note.

Events of Default

The events of default and related provisions set forth under “Description of Debt Securities—Events of Default” in the accompanying prospectus will apply to the notes (it being understood that interest shall not be considered due, if interest is deferred, until after the end of the applicable deferral period). In addition, an “event of default” with respect to the notes will occur if we fail to pay the purchase price of any note on the purchase contract settlement date, if required under “—Put Option upon Failed Final Remarketing” above. For the avoidance of doubt, the failure to make a payment of interest or apply the proceeds of the Treasury portfolio as described under “Description of the Purchase Contracts—Optional Remarketing” as a result of a failure by the U.S. government to pay the principal amount of or any interest on any Treasury security in the Treasury portfolio shall not constitute a default under the indenture.

Remedies

Acceleration

Any One Series. If an event of default occurs and is continuing with respect to any one series of indenture securities, then either the trustee or the holders of 10% in principal amount of the outstanding indenture securities of such series may declare the principal amount of all of the indenture securities of such series to be due and payable immediately.

More Than One Series. If an event of default occurs and is then continuing with respect to more than one series of indenture securities, then either the trustee or the holders of at least 10% of the aggregate principal amount of the outstanding indenture securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by the holders of at least 10% of the aggregate principal amount of the outstanding indenture securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration.

Rescission of Acceleration

After the declaration of acceleration has been made and before the trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

•	we pay or deposit with the trustee a sum sufficient to pay

•	all overdue interest;

•	the principal of and any premium which have become due otherwise than by such declaration of acceleration and interest thereon;

•	interest on overdue interest to the extent lawful; and

•	all amounts due to the trustee under the indenture; and

•	all events of default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Holders; Limitations

Subject to the indenture, if an event of default with respect to the indenture securities of any one series occurs and is continuing, the holders of a majority in principal amount of the outstanding indenture securities of that series will have the right to direct the time, method and place of (i) conducting any proceeding for any remedy available to the trustee or (ii) exercising any trust or power conferred on the trustee with respect to the indenture securities of such series.

If an event of default is continuing with respect to more than one series of indenture securities, the holders of a majority in aggregate principal amount of the outstanding indenture securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the indenture securities of any one of such series.

These rights of holders to make direction are subject to the following limitations:

•	the holders’ directions may not conflict with any law or the indenture or be unduly prejudicial to the rights of holders of notes of other series; and

•	the holders’ directions may not involve the trustee in personal liability where the trustee believes indemnity is not adequate.

The trustee may also take any other action it deems proper that is consistent with the holders’ direction. With respect to events of default and other defaults in the performance of, or breach of, covenants in the indenture that do not constitute events of default, if any such event of default or other default occurs and is continuing after any applicable notice and/or cure period, then the trustee may in its discretion (and subject to the rights of the holders to control remedies as described above and certain other conditions specified in the indenture) bring such judicial proceedings as the trustee shall deem appropriate or proper.

The indenture provides that no holder of any indenture security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless

•	that holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 10% in aggregate principal amount of the outstanding indenture securities of all affected series, considered as one class, have made written request to the trustee to institute proceedings in respect of that event of default;

•	the holders have offered the trustee indemnity or security reasonably satisfactory to it against costs and liabilities incurred in complying with such request; and

•	for 60 calendar days after receipt of such notice and offer of indemnity or security, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding indenture securities of all affected series, considered as one class.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.

However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

We shall provide written notice to the trustee immediately upon becoming aware of any default or event of default. Within 30 calendar days of a responsible officer of the trustee obtaining actual knowledge of the occurrence of any default or event of default, the trustee will transmit notice of default to the holders of the notes, unless such default or event of default is cured or waived.

Upon our application or demand to the trustee to take any action under the indenture, we will furnish the trustee with a statement as to their compliance with the conditions and covenants in the indenture.

Waiver of Default and of Compliance

The holders of a majority in principal amount of the outstanding notes may waive, on behalf of the holders of all outstanding notes, any past default under the indenture, except a default in the payment of principal or interest (including the purchase price of the notes, if applicable), or with respect to compliance with certain provisions of the indenture that cannot be modified or amended without the consent of the holder of each outstanding indenture security.

Compliance with certain covenants in the indenture or otherwise provided with respect to indenture securities may be waived by the holders of a majority in aggregate principal amount of the affected indenture securities, considered as one class.

Consolidation, Merger and Conveyance of Assets as an Entirety

Subject to the provisions described in the next paragraph, we have agreed in the indenture to preserve our corporate existence.

We have also agreed not to consolidate with or merge or convert into any other entity or convey, transfer, sell or lease all or substantially all of our properties and assets substantially as an entirety to any entity unless:

•	the entity formed by such consolidation or into which we are merged or the entity which acquires or which leases its property and assets substantially as an entirety is a corporation organized and existing under the laws of the United States or any political subdivision thereof and expressly assumes, by supplemental indenture, the due and punctual payment of the principal and interest on all the outstanding notes and the performance of all of its covenants and obligations under the indenture;

•	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and opinion of counsel is delivered to the trustee.

The indenture does not prevent or restrict:

•	any consolidation or merger after the consummation of which we would be the surviving or resulting entity; or

•	any conveyance or other transfer, or lease, of any part of our properties which does not constitute the entirety, or substantially the entirety, thereof.

Modification of Indenture

Without Holder Consent

Without the consent of any holders of indenture securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series of indenture securities, or to surrender any right or power conferred upon us;

•	to add any additional events of default for all or any series of indenture securities;

•	to change or eliminate any provision of the indenture or to add any new provision to the indenture that does not adversely affect the interests of the holders;

•	to provide security for the indenture securities of any series;

•	to establish the form or terms of indenture securities of any series as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

•	to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of indenture securities;

•	to change any place or places where

•	we may pay principal, premium and interest,

•	indenture securities may be surrendered for transfer or exchange, and

•	notices and demands to or upon us may be served;

•	to cure any ambiguity, defect or inconsistency; or

•	to make any other changes that do not adversely affect the interests of the holders in any material respect; provided, however, that any supplemental indenture made solely to conform the provisions of the indenture to the description contained in this prospectus supplement will not be deemed to adversely affect the interests of the holders and will be evidenced by an officer’s certificate.

If the Trust Indenture Act is amended after the date of the supplemental indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, as of the date of the supplemental indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and we and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to effect or evidence such amendment.

With Holder Consent

Except as provided above, the consent of the holders of at least a majority in aggregate principal amount of the indenture securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, changing or eliminating any of the provisions of the indenture pursuant to a supplemental indenture.

However, no amendment or modification may, without the consent of the holder of each outstanding indenture security directly affected thereby,

•	change the stated maturity of the principal or interest on any indenture security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any indenture security is payable, or impair the right to bring suit to enforce any payment;

•	reduce the percentages of holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture;

•	modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults;

•	cause a “significant modification” of the notes within the meaning of Treasury Regulation § 1.1001-3;

•	modify the put right of holders of the notes upon a failed final remarketing in a manner adverse to the holders; or

•	modify the remarketing provisions of the notes in a manner adverse to the holders, it being understood that the modification of the ranking provisions (along with the related modification of the covenants and the events of default), elimination of the interest deferral provisions, any reset of the interest rate of the notes in connection with a successful remarketing is permitted under the indenture and does not require any modification to the provisions of the indenture.

A supplemental indenture that changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of indenture securities of one or more particular series will be deemed not to affect the rights under the indenture of the holders of indenture securities of any other series.

In addition, without the consent of any holder of a note, we and the trustee may amend the indenture to conform the provisions of the indenture to the “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” sections in this prospectus supplement, as evidenced by an officer’s certificate.

We will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by holders. If such a record date is set for any action to be taken by holders of particular indenture securities, such action may be taken only by persons who are holders of such indenture securities at the close of business on the record date.

Satisfaction and Discharge

The notes will be subject to the defeasance provisions set forth under “Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

The indenture will be deemed satisfied and discharged when no indenture securities remain outstanding and when we have paid all other sums payable by us under the indenture and we have satisfied the other conditions set forth in the indenture.

Resignation and Removal of the Trustee; Deemed Resignation

The trustee may resign at any time by giving written notice to us.

The trustee may also be removed by act of the holders of a majority in principal amount of the then outstanding indenture securities of any series.

No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Agreement by Purchasers of Certain Tax Treatment

Each note will provide that, by acceptance of the note or a beneficial interest therein, you intend that the note constitutes debt and you agree to treat it as debt for United States federal, state and local tax purposes (unless otherwise required by a taxing authority). See “United States Federal Income Tax Consequences.”

Title

We, the trustee, and any agent of ours or the trustee, will treat the person or entity in whose name indenture securities are registered as the absolute owner of those indenture securities (whether or not the indenture securities may be overdue) for the purpose of making payments (subject to the record date provisions of the indenture) and for all other purposes irrespective of notice to the contrary.

Governing Law

The indenture and the indenture securities provide that they will be governed by and construed in accordance with the laws of the State of New York, except to the extent the Trust Indenture Act shall be applicable.

Regarding the Trustee

The trustee under the indenture is HSBC Bank USA, National Association. In addition to acting as trustee, HSBC Bank USA, National Association and its affiliates also maintain various banking and trust relationships with us and our affiliates.

Book-Entry Issuance—The Depository Trust Company

The notes that form a part of the Corporate Units will be issued in fully registered form and will be evidenced by one or more global notes held in certificated form in the name of the purchase contract agent. The notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System for Corporate Units, Treasury Units and Cash Settled Units” for a description of DTC.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the notes. Transfers of ownership interests on the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the notes.

Payments of principal and interest on the notes will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of the purchase price, principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner will not be entitled to receive physical delivery of the notes. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the notes.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving us or the trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the notes will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

DESCRIPTION OF THE CAPPED CALL TRANSACTIONS

Concurrently with this offering of Equity Units, we expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties.” The capped call transactions cover, subject to anti-dilution adjustments, a number of shares of our common stock equal to the minimum settlement rate for the purchase contracts if the underwriters exercise their over-allotment option in full. Each of the capped call transactions has a term of approximately three years and initially has a lower strike price of $         , which corresponds to the threshold appreciation price, and an upper strike price of $         , which is approximately     % higher than the closing price of our common stock on                     , 2013. We expect to use approximately $         million of cash to pay the cost of the capped call transactions.

The capped call transactions are separate transactions to be entered into by us and the capped call counterparties described above, are not part of the terms of the Equity Units and will not affect the holders’ rights under the Equity Units. As a holder of the Equity Units, you will not have any rights with respect to the capped call transactions.

The capped call transactions may be settled by net share settlement or, at our option and subject to certain conditions, cash settlement, physical settlement or modified physical settlement (in which case the number of shares we will receive will be reduced by a number of shares based on the excess, if any, of the volume-weighted average price of our common stock, as measured under the terms of the capped call transactions, over the upper strike price of the capped call transactions). If the capped call transactions are exercised and the volume-weighted average price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the lower strike price of the capped call transactions but not greater than the upper strike price of the capped call transactions, then the value we expect to receive from the capped call counterparties will be generally based on the amount of such excess. As a result, the capped call transactions may partially offset the potential dilution upon settlement of the purchase contracts. If, however, the volume-weighted average price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the upper strike price of the capped call transactions, the value we expect to receive upon the exercise of the capped call transactions (or portions thereof) will be approximately equal to (x) the excess of the upper strike price of the capped call transactions over the strike price of the capped call transactions times (y) the number of shares of our common stock relating to the capped call transactions (or the portions thereof) being exercised, in each case as determined under the terms of the capped call transactions. As a result, the economic dilution mitigation under the capped call transactions will be limited based on such capped value. In addition, if we elect physical settlement or modified physical settlement, we will be required to pay an amount of cash for each share underlying the capped call transaction equal to the lower strike price. See “Risk Factors—Risks Related to the Equity Units—The capped call transactions may affect the value of the Equity Units and our common stock.”

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the United States federal income tax consequences of the acquisition, ownership and disposition of the Equity Units (including components thereof) and our common stock acquired under a purchase contract. Unless otherwise stated, this summary deals only with Equity Units (including components thereof) and common stock held as capital assets (generally, assets held for investment) by holders that purchase Equity Units pursuant to this offering at the initial offering price. The tax treatment of a holder may vary depending on the holder’s particular situation. This summary does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies; financial institutions; broker-dealers; tax-exempt organizations; regulated investment companies; persons holding Equity Units or shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment; partnerships (or other entities classified as partnerships for United States federal income tax purposes) and their partners; and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. In addition, this summary does not address any other U.S. federal tax consequences (e.g., the Medicare contribution tax or estate or gift tax) or any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change or differing interpretations, possibly on a retroactive basis.

Holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, owning, and disposing of the Equity Units (including components thereof) and our common stock, including the application and effect of United States federal, state, local and foreign tax laws.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Equity Units (including components thereof) or our common stock that is, for United States federal income tax purposes (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state or political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes. A beneficial owner of Equity Units (including components thereof) or our common stock that is not a U.S. Holder or a partnership is referred to herein as a “Non-U.S. Holder.”

If a partnership (including an entity classified as a partnership for United States federal income tax purposes) beneficially owns Equity Units (including components thereof) or our common stock, the treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A holder of Equity Units (including components thereof) or our common stock that is a partnership and partners in such partnership should consult their own tax advisors as to the tax consequences to them of acquiring, owning, and disposing of Equity Units (including components thereof) and our common stock.

U.S. HOLDERS

Equity Units

Allocation of Purchase Price. A U.S. Holder’s acquisition of an Equity Unit will be treated as an acquisition of a unit consisting of two components: (i) a 1/10, or 10%, undivided beneficial ownership interest in a $1,000 principal amount note (for purposes of this discussion, we refer to this 10% ownership interest as a “note”) and (ii) a purchase contract. The purchase price of each Equity Unit will be allocated between the note and the purchase contract components in proportion to their respective fair market values at the time of purchase. This allocation will establish a U.S. Holder’s initial tax basis in the note and in the purchase contract. We will report the initial fair market value of each note as 100% of the purchase price paid for each Equity Unit and the initial fair market value of each purchase contract as $0. This position will be binding upon holders (but not on the Internal Revenue Service (“IRS”)) unless holders explicitly disclose a contrary position on a statement attached to their timely filed United States federal income tax returns for the taxable year in which an Equity Unit is acquired. Thus, absent such disclosure, U.S. Holders should allocate the purchase price for an Equity Unit in accordance with the foregoing. The remainder of this discussion assumes that the foregoing allocation of purchase price will be respected for United States federal income tax purposes.

Ownership of Notes, Treasury Securities, Cash Collateral or Applicable Ownership Interest in the Treasury Portfolio. U.S. Holders will be treated as owning the notes, Treasury securities, cash or applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, for United States federal income tax purposes. We and, by virtue of their acquisition of Equity Units, holders agree to treat the notes, Treasury securities, cash or applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units, Treasury Units, or Cash Settled Units, as applicable, as owned by the holders for United States federal income tax purposes, and the remainder of this summary assumes such treatment. The United States federal income tax consequences to a U.S. Holder of owning the notes, Treasury securities, cash or applicable ownership interest in the Treasury portfolio are discussed under the relevant heading below (see “U.S. Holders—The Notes,” “U.S. Holders—Treasury Units and Treasury Securities,” “U.S. Holders—Treasury Portfolio,” “U.S. Holders—Cash Settled Units” and “U.S. Holders—Remarketing of Notes”).

Sale, Exchange, or Other Taxable Disposition of Equity Units. A U.S. Holder that sells, exchanges or otherwise disposes of Corporate Units, Treasury Units, or Cash Settled Units in a taxable disposition (a “disposition”), will be treated as having sold, exchanged or disposed of each component of such unit (i.e , the purchase contract and the note, Treasury securities or cash, as the case may be, that constitute such Corporate Unit, Treasury Unit, or Cash Settled Unit, as applicable), and the proceeds realized on such disposition will be allocated between the components of such unit in proportion to their respective fair market values at the time of disposition. As a result, a U.S. Holder will generally recognize gain or loss with respect to each component of a Corporate Unit, Treasury Unit, or Cash Settled Unit as applicable, equal to the difference between the portion of the proceeds allocable to a given component and such holder’s adjusted tax basis in such component, except to the extent such holder is treated as receiving an amount attributable to (a) accrued but unpaid contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income, or (b) accrued but unpaid interest on the note or any original issue discount (“OID”) on the Treasury securities, which amounts are subject to tax as ordinary interest income to the extent not previously included in income. The rules governing the determination of the character of gain or loss on (i) the disposition of the notes and the Treasury securities and (ii) the termination of the purchase contract are summarized under “U.S. Holders—The Notes—Sale, Exchange, Successful Remarketing or Other Taxable Disposition of Notes,” “U.S. Holders—Treasury Units and Treasury Securities—Sale, Exchange or Other Taxable Disposition of Treasury Securities,” and “U.S. Holders—Purchase Contracts—Termination of Purchase Contract” below.

If the disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit occurs when the purchase contract has a negative value, U.S. Holders should be considered to have received additional consideration for the note, the Treasury securities, or the cash collateral, as the case may be, in an amount equal to such negative value and to have paid such amount to be released from their obligations under the related purchase contract. Holders should consult their tax advisors regarding a disposition of Corporate Unit, Treasury Unit, or Cash Settled Unit at a time when the purchase contract has a negative value. In determining gain or loss, contract adjustment payments that have been received by holders, but have not previously been included in their income, should either reduce their adjusted tax basis in their purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. Any contract adjustment payments previously included in the holders’ income, but not received by the holders, should increase their adjusted tax basis in their purchase contract (see “U.S. Holders—Purchase Contracts—Contract Adjustments Payments” below).

The Notes

The discussion in this section will apply to U.S. Holders if they hold separate notes or Corporate Units that include notes.

Classification of the Notes. In connection with the issuance of the notes, Skadden, Arps, Slate, Meagher & Flom LLP, our tax counsel, will deliver an opinion that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on certain representations, facts, and assumptions set forth in such opinion, the notes will be classified as indebtedness for United States federal income tax purposes. We and, by virtue of their acquisition of Equity Units, holders agree to treat the notes as our indebtedness for United States federal income tax purposes. This opinion is not binding on the IRS or any court, and there can be no assurance that the IRS or a court will agree with this opinion. The remainder of this discussion assumes that the classification of the notes as indebtedness will be respected for U.S. federal income tax purposes.

Interest Income and Original Issue Discount. The Company intends to treat the notes as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds” and that are deemed to mature, solely for the purposes of the accrual of OID, on the date immediately preceding the purchase contract settlement date for an amount equal to 100% of their principal amount. Based on the above, interest payable on the notes will generally be taxable to a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with such holder’s method of accounting for tax purposes. There are, however, no Treasury regulations, rulings or other authorities that address the United States federal income tax treatment of debt instruments that are substantially similar to the notes, and therefore the United States federal income tax treatment of the notes is unclear. For example, it is possible that the notes could be treated as “contingent payment debt instruments.” In that case, U.S. Holders would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when payments are made that differ from the payments calculated based on the assumed yield. In addition, U.S. Holders would be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. U.S. Holders should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is treated as issued with OID. The Company believes that the likelihood of exercising its option to defer payments of interest on the notes is remote within the meaning of those regulations. Based on the foregoing, the Company intends to take the position that the notes will not be considered to be issued with OID at the time of their original issuance. Accordingly, each U.S. Holder of notes should include in gross income such holder’s interest on the notes at the time it is paid or accrued, in accordance with such holder’s method of accounting for tax purposes.

Under the applicable Treasury regulations, if the option to defer any payment of interest were determined not to be “remote” at original issue, or if the Company exercises its option to defer any payment of interest, the notes would be treated as issued with OID at the time of issuance or at the time of such exercise, respectively. In such a case, each U.S. Holder would be required to include OID with respect to the notes in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such U.S. Holder’s method of tax accounting, and actual payments of stated interest on the notes in cash would not be required to be included in the U.S. Holder’s taxable income. U.S. Holders should consult their tax advisors concerning the accrual of OID with respect to the notes if either (i) the option to defer any payment of interest were determined not to be “remote” at original issue or (ii) the Company exercises its option to defer any payment of interest.

No rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote” as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to those described in this prospectus supplement.

Tax Basis in Notes. A U.S. Holder’s initial tax basis in a note will equal the portion of the purchase price for the Equity Unit allocated to the note as described above (see “U.S. Holders—Equity Units—Allocation of

Purchase Price” above). If the Company exercises its option to defer payments of interest, and the notes are treated as issued with OID as discussed above, a U.S. Holder’s tax basis in the notes would be increased by OID recognized in income and decreased by payments of interest made after the deferral.

Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Notes. U.S. Holders will recognize gain or loss on the disposition of notes (including, upon a successful remarketing of the notes, notes of U.S. Holders that participate in the remarketing) in an amount equal to the difference between the amount realized by such holder on the disposition of the notes and such holder’s adjusted tax basis in the notes, except to the extent such U.S. Holder is treated as receiving accrued but unpaid interest on the note, which amount is taxable as ordinary interest income to the extent not previously included in income. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if a U.S. Holder has held its notes for more than a year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Treasury Units and Treasury Securities

The discussion in this section will apply to U.S. Holders who hold Treasury Units.

Creating Treasury Units. U.S. Holders of Corporate Units that deliver Treasury securities to the collateral agent in substitution for notes will generally not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the notes. U.S. Holders will continue to take into account items of income otherwise includible by holders with respect to such notes and the Treasury securities, and their adjusted tax bases in the notes, Treasury securities and the purchase contract will not be affected by such delivery and release.

Tax Basis in Treasury Units. The initial tax basis of a U.S. Holder in the Treasury securities that are part of the Treasury Units will be equal to the amount paid for the Treasury securities. The adjusted tax basis of a U.S. Holder in the Treasury securities will be increased by the amount of any OID included in income with respect thereto.

Income with respect to Treasury Securities.

A U.S. Holder of a Treasury Unit will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit as an interest in a bond that is originally issued on the date the holder acquires the Treasury securities and that has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. A U.S. Holder will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of the holder’s method of tax accounting and in advance of the receipt of cash attributable to the OID.

Sale, Exchange, or Other Taxable Disposition of Treasury Securities. U.S. Holders will recognize gain or loss on a disposition of Treasury securities in an amount equal to the difference between the amount realized by holders on such disposition and their adjusted tax basis in the Treasury securities. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if U.S. Holders held such Treasury securities for more than one year immediately prior to such disposition. The deductibility of capital losses is subject to limitations.

Substitution of Notes to Recreate Corporate Units. U.S. Holders of Treasury Units that deliver notes to the collateral agent in substitution for Treasury securities will generally not recognize gain or loss upon their delivery of such notes. U.S. Holders will continue to take into account items of income otherwise includible by holders with respect to such Treasury securities and notes, and their adjusted tax bases in the notes, Treasury securities and the purchase contract will not be affected by such delivery and release.

Cash Settled Units

The discussion in this section will apply to U.S. Holders who hold Cash Settled Units.

U.S. Holders of Corporate Units that deliver cash to the collateral agent in substitution for notes will not recognize gain or loss upon their delivery of such cash or their receipt of the notes. U.S. Holders will continue to take into account items of income otherwise includible by holders with respect to the notes, and their adjusted tax bases in the notes and the purchase contract will not be affected by such delivery and release.

Remarketing of Notes

A successful remarketing will be a taxable event for U.S. Holders of notes (other than U.S. Holders of separate notes that elect not to participate in the remarketing) and will have the consequences described above under “U.S. Holders—The Notes—Sale, Exchange, Successful Remarketing, or Other Taxable Disposition of Notes.”

A U.S. Holder of separate notes that elects not to participate in a successful remarketing should not be treated as having sold, exchanged, or otherwise disposed of its notes in a taxable disposition. Accordingly, such holder’s basis in and holding period for the notes should be the same after the remarketing as they were before the remarketing.

Treasury Portfolio

The discussion in this section will apply to U.S. Holders who hold Corporate Units that include an ownership interest in the Treasury portfolio.

Interest and Other Income. Following a successful optional remarketing (if any), a U.S. Holder would generally be required to recognize ordinary income to the extent of the U.S. Holder’s pro rata portion of the interest paid or OID accrued, if any (or, in the case of certain short-term Treasury securities, acquisition discount accrued, if any), with respect to the Treasury securities in the Treasury portfolio. U.S. Holders are urged to consult their own tax advisors regarding their tax treatment in respect of their applicable ownership interest in the Treasury portfolio.

Tax Basis of and Gain on the Applicable Ownership Interest in the Treasury Portfolio. A U.S. Holder’s initial tax basis in its applicable ownership interest in the Treasury portfolio would equal its proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. Holder’s adjusted tax basis in the applicable ownership interest in the Treasury portfolio would be increased by the amount of OID or acquisition discount, if any, previously included in gross income with respect thereto and decreased by the amount of cash, if any, received with respect to the acquisition discount in the Treasury portfolio. Upon the disposition or maturity of a U.S. Holder’s pro rata portion of the Treasury securities in the Treasury portfolio, such U.S. Holder would recognize gain or loss on the difference between the amount realized by such holder on the disposition and such holder’s adjusted tax basis in such Treasury securities. Such gain or loss would generally be short-term capital gain or loss, except to the extent of any gain realized that does not exceed an amount equal to the ratable share of the acquisition discount on such Treasury securities not previously included in income, which will be treated as ordinary income.

Purchase Contracts

Contract Adjustment Payments. There is no direct authority addressing the treatment, under current law, of the contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to U.S. Holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to holders. The following discussion assumes that the contract payments are so treated for U.S. federal income tax purposes. In addition, if we exercise our right to defer contract adjustment payments, U.S. Holders may be required to continue to currently recognize income for United States federal income tax purposes in respect of such deferred contract adjustment payments, in advance of the receipt of any corresponding cash payments.

Holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that a contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any.

The treatment of contract adjustment payments could affect a U.S. Holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a holder upon the sale or disposition of a Corporate Unit, Treasury Unit, or Cash Settled Unit, or the termination of a purchase contract. In particular, any contract adjustment payments (i) that have been included in holders’ income, but that have not been paid to them, should increase their adjusted tax basis in the purchase contract or our common stock received under the purchase contract and (ii) that have been paid to holders, but that have not been included in their income, should either reduce their adjusted tax basis in the purchase contract or our common stock received under the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. See “U.S. Holders—Purchase Contracts—Acquisition of Our Common Stock Under a Purchase Contract,” “U.S. Holders—Purchase Contracts—Termination of Purchase Contract” and “U.S. Holders—Equity—Sale, Exchange or Other Taxable Disposition of Equity Units.”

Acquisition of Our Common Stock under a Purchase Contract. U.S. Holders will generally not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to holders in lieu of a fractional share of our common stock. U.S. Holders’ aggregate initial tax basis in our common stock received under a purchase contract generally should equal the purchase price paid for such common stock, less the portion of such purchase price allocable to the fractional share. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract. U.S. Holders will not recognize gain or loss on the receipt of their proportionate share of notes, Treasury securities or applicable ownership interest in the Treasury portfolio upon early settlement of a purchase contract, and holders will have the same adjusted tax basis in such notes, Treasury securities or applicable ownership interest in the Treasury portfolio as before such early settlement.

Termination of Purchase Contract. If a purchase contract terminates, U.S. Holders will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and their adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss will generally be capital gain or loss. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. Holder will not recognize gain or loss on the receipt of such holder’s proportionate share of the notes, Treasury securities or applicable ownership interest in the Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such notes or Treasury securities as before such distribution.

Adjustment to Settlement Rate. A U.S. Holder may be treated as having received a constructive distribution from us if (1) the purchase contract settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. Holder in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. Holder for certain taxable distributions with respect to our common stock. A constructive distribution on our common stock will generally be treated as described under

“U.S. Holders—Common Stock—Distributions on Common Stock” below. Thus, under certain circumstances, an increase in (or failure to decrease) the settlement rate might give rise to a taxable dividend to U.S. Holders even though such U.S. holders would not receive any cash related thereto.

Common Stock

Distributions on Common Stock. If we make distributions with respect to our common stock, the distributions will generally be treated as dividends to a U.S. Holder of our common stock to the extent of our current and accumulated earnings and profits as determined under United States federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distributions exceed our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the common stock, and thereafter as gain from the sale or exchange of that stock. Corporate holders will generally be entitled to claim the dividends-received deduction with respect to dividends paid on our common stock, subject to applicable restrictions.

Sale or Other Taxable Disposition of Common Stock. Upon the sale or other taxable disposition of our common stock, U.S. Holders will generally recognize capital gain or loss equal to the difference between the amount realized by such holders on the disposition and their adjusted tax basis in such common stock. Such gain or loss will generally be long-term capital gain or loss if the holder’s holding period in respect of such common stock is more than one year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

NON-U.S. HOLDERS

By purchasing Equity Units, each Non-U.S. Holder agrees to treat the notes, Treasury securities, cash or the applicable ownership interest in the Treasury portfolio constituting a part of the Corporate Units, Treasury Units or Cash Settled Units, as applicable, as owned by the Non-U.S. Holder for United States federal income tax purposes.

United States Federal Withholding Tax

United States federal withholding tax at a rate of 30% will generally not apply to any payment to a Non-U.S. Holder of principal or interest (including OID, if any) on the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio provided that:

(1)	in the case of the notes, the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury regulations;

(2)	in the case of the notes, the Non-U.S. Holder is not a controlled foreign corporation that is related to us through stock ownership; and

(3)	(a) the Non-U.S. Holder provides its name, address and certain other information on an IRS Form W-8BEN (or a suitable substitute form), and certifies, under penalties of perjury, that it is not a U.S. person, or (b) the Non-U.S. Holder holds its notes and Treasury securities through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied.

Subject to the discussion below, United States federal withholding tax at a rate of 30% will generally apply to the dividends, if any (and generally any constructive dividends resulting from certain adjustments or failures to make adjustments to the purchase contract settlement rate as described under “U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate”), paid on the shares of common stock acquired under a purchase contract. If we determine that such an adjustment (or failure to make an adjustment) results in a constructive dividend to a Non-U.S. Holder, we generally intend to withhold at a rate of 30% with respect to the constructive dividend and we may withhold on amounts, such as interest or contract adjustment payments, that would otherwise be payable to the Non-U.S. Holder in order to pay that withholding tax.

We intend to withhold at a rate of 30% on any contract adjustment payments made with respect to a purchase contract. Holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that a contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, and whether they may be entitled to a refund or credit from the IRS with respect to amounts withheld with respect to contract adjustment payments.

If a tax treaty applies, a Non-U.S. Holder may be eligible for a reduced rate or elimination of withholding with respect to actual or constructive dividends, if any, contract adjustment payments, and, if applicable, interest (including OID, if any) on the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio. In addition, actual or constructive dividends, contract adjustment payments, interest (including OID, if any) on the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States are generally not subject to the United States federal withholding tax, but instead are generally subject to United States federal income tax, as described below. In order to claim any reduction in or exemption from the 30% withholding tax, a Non-U.S. Holder is required to provide a properly executed IRS Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or a properly executed IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding tax because they are effectively connected with such holder’s conduct of a trade or business in the United States (and, if an applicable tax treaty so provides, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States).

United States federal withholding tax will not in general apply to any gain or income realized by a Non-U.S. Holder on the sale, exchange, or other disposition of the Equity Units, purchase contracts, notes, Treasury securities, applicable ownership interest in the Treasury portfolio, or common stock acquired under a purchase contract, except to the extent attributable to (a) accrued but unpaid contract adjustment payments or (b) accrued but unpaid interest (including OID, if any) on the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio, which amounts, in each case, may be subject to withholding as discussed above in this section.

United States Federal Income Tax

Any gain or income realized on the disposition by a Non-U.S. Holder of an Equity Unit (including components thereof) or common stock acquired under a purchase contract will generally not be subject to United States federal income tax (except to the extent attributable to (a) accrued but unpaid contract adjustment payments or (b) accrued but unpaid interest (including OID, if any) on the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio, which amounts may be subject to withholding tax as discussed above under “Non-U.S. Holders—United States Federal Withholding Tax”) unless:

•	such gain or income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by such Non-U.S. Holder); or

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•	the Non-U.S. Holder, by virtue of holding a purchase contract or shares of our common stock, is considered to own a U.S. real property interest and does not meet the criteria for exemption from United States federal income tax.

Purchase contracts and shares of our common stock will generally be treated as U.S. real property interests if we are (or, during a specified period, have been) a “United States real property holding corporation” for United States federal income tax purposes. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

If a Non-U.S. Holder is engaged in a trade or business in the United States (and, if an applicable tax treaty so provides, such holder maintains a permanent establishment within the United States), and any income or gain recognized on an Equity Unit (including components thereof), or common stock acquired under a purchase contract is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty so provides, is attributable to such permanent establishment) as described in the first bullet above, such Non-U.S. Holder will be subject to United States federal income tax (but not withholding tax) on such income or gain on a net income basis in the same manner as if the holder were a U.S. Holder. In addition, in certain circumstances, if a Non-U.S. Holder is a foreign corporation it may be subject to a branch profits tax at a rate of 30% (or such lower rate as an applicable tax treaty may provide).

To the extent that interest (including OID and acquisition discount, if any) on the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio is effectively connected with the Non-U.S. Holder’s conduct of a trade or business (and, if an applicable tax treaty so provides, attributable to a permanent establishment), the Non-U.S. holder will similarly be subject to U.S. federal income tax on a net income basis on such interest in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. The branch profits tax discussed above may also apply.

If a Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition (and certain other conditions are met) as described in the second bullet above, such Non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the Equity Unit (or components thereof), or common stock acquired under a purchase contract) exceed capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding

Payments of interest (including OID, if any) or dividends (including constructive dividends) with respect to, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof) or common stock and contract adjustment payments made with respect to a purchase contract will generally be subject to information reporting and United States federal backup withholding at the rate then in effect if a Non-U.S. Holder receiving such payment fails to comply with applicable United States information reporting or certification requirements. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements

Legislation enacted in 2010, commonly referred to as “FATCA,” and Treasury Regulations and administrative guidance promulgated thereunder will require withholding at a rate of 30% on certain payments made after June 30, 2014 to certain foreign financial institutions (including investment funds), unless such institution agrees to (i) report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interest or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and (ii) withhold on certain payments. Accordingly, the entity through which our Equity Units (including components thereof) are held will affect the determination of whether such withholding is required. Similarly, a U.S. federal withholding tax of 30% generally also will be imposed on certain payments made after June 30, 2014 to a non-financial non-U.S. entity that does not qualify under certain exceptions unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS.

These withholding taxes would be imposed on dividends (possibly including constructive dividends), if any, paid with respect to shares of our common stock and on interest, if any, paid with respect to the applicable ownership interest in the Treasury portfolio after June 30, 2014, and on gross proceeds from sales or other dispositions of the applicable ownership interest in the Treasury portfolio or our common stock paid after December 31, 2016, in each case, to foreign financial institutions or non-financial foreign entities that fail to satisfy the above requirements. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. These withholding taxes, however, will not apply to payments made on, or gross proceeds from sales or other dispositions of, certain debt instruments and other obligations, including the notes, the Treasury securities and the purchase contract, provided they are not materially modified after June 30, 2014.

Non-U.S. Holders should consult with their tax advisors regarding the possible implications of this legislation and related administrative guidance on their investment in the Equity Units.

UNDERWRITING

We and the underwriters named below for whom Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as representatives, have entered into an underwriting agreement with respect to the Equity Units. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Equity Units indicated in the following table.

Underwriters	Number of Equity Units to be Purchased
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Barclays Capital Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
HSBC Securities (USA) Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
RBS Securities Inc.
Wells Fargo Securities, LLC

Total	3,000,000

The underwriters are committed to take and pay for all of the Equity Units being offered, if any are taken.

Equity Units sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Equity Units sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to $         per Equity Unit. If all the Equity Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Equity Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

If the underwriters sell more Equity Units than the total number set forth in the table above, the underwriters have an option to buy up to an additional 450,000 Equity Units from us to cover such sales. They may purchase those additional Equity Units within a 12-day period beginning on the issue date of the Equity Units. If any Equity Units are purchased pursuant to this option, the underwriters will severally purchase Equity Units in approximately the same proportion as set forth above.

The Equity Units are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Equity Units but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Equity Units.

We and certain of our executive officers have agreed that, for a period of 60 calendar days from the date of this prospectus supplement, they will not, without the prior written consent of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such executive officer or any affiliate thereof or any person in privity with such executive officer or any affiliate thereof), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, with respect to any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock. The foregoing sentence shall not apply to (i) transactions by each of the executive officers involving the disposition of not more than 100,000 shares of common stock; (ii) transactions by each of the executive officers relating to shares of our common stock or other securities acquired in open market transactions after the completion of this offering; (iii) transfers by such executive officers of shares of our common stock or common stock equivalents as a bona fide gift or by will or intestacy, including transfers to a trust where the beneficiaries of the trust are drawn solely from a group consisting of the executive officer and immediate family members, provided that (a) each transferee that is not a not-for-profit or religious organization agrees to be similarly restricted for the 60 day period and (b) no party, including the executive officer, shall be required to, nor shall it voluntarily, file a report under Section 16(a) of the Exchange Act, in connection with such transfer or distribution (other than a filing on Form 5 made after the expiration of the restricted period referred to in the foregoing sentence); (iv) transactions by such executive officers, pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act in existence as of the date of this prospectus supplement; (v) the creation of a trading plan established pursuant to Rule 10b5-1 under the Exchange Act; provided that no transactions are made pursuant to such plan until the expiration of the restricted period referred to in the foregoing sentence; or (vi) the exercise by such executive officers of options to purchase shares of common stock pursuant to the surrender of options to purchase shares of our common stock or sale of shares of our common stock to satisfy the applicable aggregate exercise price (and applicable withholding taxes, if applicable) required to be paid upon such exercise. Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC may release any of the securities subject to these lock-up agreements at any time without notice.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Equity Units.

Paid by Stanley Black & Decker, Inc.
	No Exercise	Full Exercise
Per Equity Unit	$	$
Total	$	$

In connection with this offering, the underwriters may purchase and sell the Equity Units and shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales in excess of the number of Equity Units to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales made in an amount up to the number of Equity Units represented by the underwriters’ option to purchase additional Equity Units. In determining the source of Equity Units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through the option to purchase additional Equity Units. Transactions to close out the covered syndicate short involve either purchases of Equity Units in the open market after the distribution has been completed or the exercise of the option to purchase additional Equity Units. The underwriters may also make “naked” short sales of Equity Units in excess of the option to purchase additional Equity Units. The underwriters must close out any naked short position by purchasing Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Equity Units in the open market after pricing that will adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Equity Units and shares of our common stock in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase Equity Units originally sold by that syndicate member.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Equity Units. They may also cause the price of the Equity Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect to enter into capped call transactions with counterparties, including certain of the underwriters or their affiliates, whom we refer to as the “capped call counterparties,” concurrently with the issuance of the Equity Units. We intend to use a portion of the net proceeds of this offering to pay the cost of the capped call transactions.

In connection with establishing its initial hedge of these transactions, the capped call counterparties have informed us that they or their affiliates expect to enter into various derivative transactions with respect to our common stock and/or purchase shares of our common stock in secondary market transactions concurrently with or shortly after the pricing of the Equity Units. These activities could have the effect of increasing, or limiting a decline in the market price of our common stock and/or Equity Units concurrently with or shortly after the pricing of the Equity Units.

The capped call counterparties have also informed us that they or their affiliates are likely to modify their respective hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or by purchasing or selling our common stock in secondary market transactions while the Equity Units are outstanding. The effect, if any, of these transactions and activities on the market price of our common stock or the Equity Units will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock and the Equity Units, and as a result, the amount of cash and/or number of shares of our common stock, if any. See “Description of the Capped Call Transactions” and “Risk Factors—Risk Factors Relating to the Equity Units.” The capped call transactions may affect the value of the Equity Units and our common stock.”

This prospectus supplement and the accompanying prospectus, as amended or supplemented, may be used in connection with the early settlement of the purchase contracts and the remarketing of the notes.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $         and will be payable by us.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments the underwriters may be required to make in respect of such liabilities.

We expect to deliver the Equity Units against payment for the Equity Units on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fourth business day following the date of the pricing of the Equity Units. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Equity Units on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Equity Units initially will settle in T+4, to specify alternative settlement arrangements to prevent a failed settlement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and their respective affiliates are lenders, and in some cases agents for the lenders, under our credit facilities.

Additionally, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Equity Units offered hereby. Any such short positions could adversely affect future trading prices of the Equity Units offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

If we enter into capped call transactions with affiliates of the underwriters, affiliates of the underwriters may receive more than 5% of the net proceeds of the offering. In case this occurs, the offering will be conducted in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2720(a)(1).

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Equity Units which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Equity Units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Equity Units to the public” in relation to any Equity Units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Equity Units to be offered so as to enable an investor to decide to purchase or subscribe for the Equity Units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Equity Units in circumstances in which Section 2 1(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Equity Units in, from or otherwise involving the United Kingdom.

Hong Kong

The Equity Units may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Equity Units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units may not be circulated or distributed, nor may the Equity Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person. or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Equity Units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, Equity Units and Units of shares and Equity Units of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Equity Units under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Donald J. Riccitelli, Corporate Counsel of Stanley Black & Decker, Inc., and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York are representing us in connection with this offering. The underwriters are being represented by Davis Polk & Wardwell LLP, New York, New York. Mr. Riccitelli beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended December 29, 2012 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 29, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

Stanley Black & Decker, Inc.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

and

Stock Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, which may be senior debt securities or subordinated debt securities;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•	depositary shares representing an interest in our preferred stock;

•	stock purchase contracts to purchase shares of our common stock; and

•

stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. The debt securities we offer may be guaranteed by our subsidiary, The Black & Decker Corporation, or other subsidiaries identified in one or more supplements to the prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 7 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “SWK.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2011

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights; depositary shares; stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. In the case of debt securities, the prospectus supplement may identify one or more subsidiaries providing a guarantee on our obligations under the debt securities. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, the accompanying prospectus supplement or a free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Stanley Black & Decker, Inc.,” the “Company,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You may read and copy all or any portion of this information at the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. We maintain a website at www.stanleyblackanddecker.com. The information on our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

You can also inspect reports, proxy statements and other information about Stanley Black & Decker, Inc. at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or a free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that Stanley Black & Decker, Inc. has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Stanley Black & Decker, Inc. and its finances.

•

Annual Report on Form 10-K for the fiscal year ended January 1, 2011 (excluding Items 7, 8 and 15(a)(1) and (2) which are all superseded by information included in the Current Report on Form 8-K, filed on November 14, 2011);

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 from our definitive proxy statement on Schedule 14A, filed with the SEC on March 11, 2011;

•	Quarterly Reports on Form 10-Q for the quarters ended April 2, 2011, July 2, 2011 and October 1, 2011;

•

Current Reports on Form 8-K filed March 12, 2010 (Item 9.01(a) only and as amended on May 28, 2010 on Form 8-K/A), February 16, 2011, March 16, 2011, April 21, 2011, July 22, 2011, July 25, 2011 and November 14, 2011;

•

The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on March 12, 2010, and any amendment or report filed for the purpose of updating such description; and

•

The description of the depositary preferred stock purchase rights associated with our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on July 23, 2004, and any amendment or report filed for the purpose of updating such descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

Attention: Treasurer

(860) 225-5111

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.

Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference.

A variety of factors could cause our actual results to differ materially from the expected results expressed in our forward-looking statements, including those factors set forth in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our reports and other documents filed with the SEC. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	inability to maintain and improve the overall profitability of our operations;

•	inability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges;

•	inability to limit the impact of steel and other commodity and material price inflation through price increases and other measures;

•	inability to capitalize on future acquisition opportunities and fund other initiatives;

•	inability to invest in routine business needs;

•	inability to continue improvements in working capital;

•

the risk that the cost savings and other synergies anticipated to be realized from our combination with The Black & Decker Corporation (the “merger”) (as well as future acquisitions) may not be fully realized or may take longer to realize than expected;

•	disruption from the merger making it difficult to maintain relationships with customers, employees or suppliers;

•	failure to identify, complete and integrate acquisitions, or to integrate existing businesses, while limiting or otherwise managing associated costs or liabilities;

•	inability to limit restructuring and other payments associated with recent acquisitions;

•

inability to minimize or otherwise manage costs or liabilities associated with any sale or discontinuance of a business or product line, including any asset impairment, severance, restructuring, legal or other costs or liabilities;

•	the extent to which we have to write off accounts receivable or assets or experience supply chain disruptions in connection with bankruptcy filings by our customers or suppliers;

•	inability to generate free cash flow and maintain a strong debt to capital ratio, including focusing on reduction of debt as determined by management;

•	inability to successfully settle routine tax audits;

•	inability to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible;

•	continued acceptance of technologies used in our products and services;

•	failure of our efforts to build upon our growth platforms and market leadership in Convergent Security Solutions, Infrastructure and Healthcare;

•	inability to manage existing Sonitrol and Mac Tools franchisees and distributor relationships;

•	continued access to credit markets on favorable terms, and the maintenance by us of an investment grade credit rating;

•	inability to negotiate satisfactory payment terms for the purchase and sale of goods, material and products;

•	inability to sustain the success of our marketing and sales efforts, including our ability to recruit and retain an adequate sales force and to maintain our customer base;

•	inability of the sales force to adapt to any changes made in the sales organization and achieve adequate customer coverage;

•	inability to develop and introduce new and high quality products, grow sales in existing markets, identify and develop new markets for our products and maintain and build the strength of our brands;

•	loss of significant sales volume from our larger customers;

•	inability to maintain or improve current production rates in our manufacturing facilities, to respond to significant changes in product demand, or to fulfill demand for new and existing products;

•	inability to implement, manage and maintain our operating systems effectively;

•	inability to continue successfully managing and defending claims and litigation;

•	pricing pressure and other changes within competitive markets;

•	increasing competition;

•	continued consolidation of customers, particularly in consumer channels;

•	inventory management pressures on our customers;

•	changes in laws, regulations and policies that affect us, including, but not limited to trade, monetary, tax and fiscal policies and laws;

•	risks relating to environmental matters, including changes in the estimated costs to remediate historical contamination and resolve related litigation;

•

risks arising out of changes in environmental laws or other requirements (or their interpretation or enforcement), including such laws or other requirements that may affect the content or production of our products;

•

the final geographic distribution of future earnings and the effect of currency exchange fluctuations and impact of dollar/foreign currency exchange, taxes and interest rates on the competitiveness of products, our debt program and our cash flow;

•	the strength of the United States and European economies;

•	the impact the tightened credit markets may have on the Company or its customers or suppliers;

•	the extent to which world-wide markets associated with homebuilding and remodeling remain very weak or continue to deteriorate;

•

the impact of events that cause or may cause disruption in our manufacturing, distribution and sales networks, such as war, terrorist activities, natural disasters, political unrest, and recessionary or expansive trends in world economies in which we operate, including, but not limited to, the extent and duration of the current recession in the United States economy; and

•

inability to mitigate cost increases (such as customer price increases) generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation or revaluation.

There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports and other information filed with the SEC.

STANLEY BLACK & DECKER, INC.

Stanley Black & Decker, Inc. was founded in 1843 by Frederick T. Stanley and incorporated in 1852. We are a diversified global provider of hand tools, power tools and accessories, industrial tools and automotive tools and equipment, mechanical access solutions, electronic security solutions and technology-based (engineered) fastening systems. Stanley®, Black & Decker® and DeWalt® along with the family of Stanley Black & Decker, Inc. brands are recognized around the world for quality, innovation and value and are among the world’s most trusted brands.

Our principal executive office is located at 1000 Stanley Drive, New Britain, Connecticut 06053 and our telephone number is (860) 225-5111.

ABOUT THE GUARANTORS

The guarantors of the debt securities may include The Black & Decker Corporation, a Maryland corporation (“Black & Decker”). If so provided in a prospectus supplement, the guarantor will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to the terms described in such prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in the prospectus and any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings represents income from continuing operations, plus distributed income of equity investees, before income taxes and fixed charges. Fixed charges are the sum of (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, and (iii) the portion of rents representative of interest.

			For the Fiscal Year
	Nine Months Ended October 1, 2011		2010		2009		2008		2007		2006
Ratio of Earnings to Fixed Charges	6.2	X	2.9	X	5.0	X	3.9	X	5.2	X	5.5	X

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, guarantees of debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures have been filed with the SEC. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in an accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from Stanley Black & Decker, Inc. or the applicable trustee.

As used in this “Description of Debt Securities,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct general unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors, because such creditors’ claims will have a priority over our claim as an equity owner at our subsidiaries.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

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the title of debt securities, whether they are subordinated debt securities or senior debt securities and whether any of our subsidiaries will provide a guarantee of our obligations under the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

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whether any of the debt securities will be issued in global form in the name of depository and, if so, the terms and conditions upon which global debt securities will cease to be issued in the name of a depository and exchanged for debt securities of smaller denominations issued in the name of investors and/or their direct or indirect nominees;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the material federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

Certain Covenants

Except as set forth below or in any indenture supplemental to the Indentures or in a board resolution of ours establishing a series of securities under the Indentures, the Indentures will not:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

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contain provisions which would give holders of the notes the right to require us to repurchase their notes in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

Limitation on Liens

The Senior Indenture provides that if we or any Restricted Subsidiary (as defined below) shall issue, assume or guarantee any evidence of indebtedness for money borrowed (“Indebtedness”) secured by a mortgage, security interest, pledge or lien (“Mortgage”) on any Principal Property (as described below), or shares of stock or Indebtedness of any Restricted Subsidiary, we will secure or cause such Restricted Subsidiary to secure any debt securities issued under the Senior Indenture (the “Senior Securities”) equally and ratably with such secured Indebtedness (for so long as such secured Indebtedness remains to be so secured), unless the aggregate amount of all such secured Indebtedness, together with all Attributable Debt (as defined below) outstanding pursuant to the first paragraph of the “Limitation on Sale and Lease-back Transactions” covenant described below, would not exceed 10% of Consolidated Net Worth (defined below). The Subordinated Indenture does not contain a similar limitation on liens.

Such limitation will not apply to Indebtedness secured by (a) Mortgages on property of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any property existing at the date of the indenture or at the time of acquisition by us or a Restricted Subsidiary (including acquisition through merger or consolidation), (c) Mortgages securing Indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary, (d) purchase money and construction Mortgages entered into within specified time limits, (e) mechanics’ liens, tax liens, liens in favor of any governmental body to secure progress, advance or other payments or the acquisition of real or personal property from any governmental body pursuant to contract or provision of statute, any other liens, charges and encumbrances incidental to construction, conduct of business or ownership of property of ours or any Restricted Subsidiary which were not incurred in connection with borrowing money, obtaining advances or credits or the acquisition of property and in the aggregate do not materially impair use of any Principal Property or which are being contested in good faith, or (f) any extension, renewal or replacement of any of the aforementioned Mortgages not in excess of the principal amount of such Indebtedness plus the fee incurred in connection with such transaction.

Limitation on Sale and Lease-back Transactions

The Senior Indenture provides that neither we nor any Restricted Subsidiary may enter into any sale and lease-back transaction involving any Principal Property unless the aggregate amount of all Attributable Debt with respect to such transactions, together with all Indebtedness outstanding pursuant to the first paragraph of the “Limitation on Liens” covenant described above, would not exceed 10% of Consolidated Net Worth.

Such limitation will not apply to any sale and lease-back transaction if (a) the lease is for a period of not more than three years, (b) the purchaser’s commitment is obtained within a specified period after the acquisition, construction or placing in service of the Principal Property, (c) the rent payable pursuant to such lease is to be reimbursed under a contract with the United States Government or instrumentality or agency thereof, (d) the transaction is between us and a Restricted Subsidiary or between Restricted Subsidiaries, (e) we or such Restricted Subsidiary would be entitled as described in “Limitation on Liens,” above, to mortgage such Principal Property without equally and ratably securing the Senior Securities, or (f) we or such Restricted Subsidiary, within 180 days after the effective date of the transaction, apply to the retirement of Senior Securities or other Indebtedness of ours or a Restricted Subsidiary an amount equal to (A) either (i) the lesser of the net proceeds of the sale or transfer or the book value at the date of such sale or transfer of the Principal Property leased, if the transaction is for cash, or (ii) the fair market value of the Principal Property leased, if the transaction is for other than cash, minus (B) the amount equal to the principal amount of Senior Securities delivered to the trustee within such 180 days for cancellation and the principal amount of Indebtedness voluntarily retired (including any premium or fee paid in connection therewith) within such 180 days.

Consolidation, Merger and Sale of Assets

We may consolidate or merge with or into any other corporation, and we may sell or transfer all or substantially all of our assets to another corporation, provided, among other things, that (a) if we are not the surviving corporation, the corporation formed by or resulting from any such consolidation or merger or the transferee of such assets shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture payment of the principal of and premium, if any, and interest, if any, on the debt securities issued under either the Senior

Indenture or the Subordinated Indenture and the performance and observance of the Indenture and (b) we or such successor corporation shall not immediately thereafter be in default under the Indenture.

Definition of Certain Terms

“Restricted Subsidiary” means a Subsidiary (as defined below) (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, and (ii) which owns a Principal Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary or which is primarily engaged in the business of a finance company either on a secured or an unsecured basis.

“Principal Property” means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by us or a Restricted Subsidiary, exclusive of (i) motor vehicles, mobile materials-handling equipment and other rolling stock, (ii) office furnishings and equipment, information and electronic data processing equipment, (iii) any property financed through obligations issued by a state or possession of the United States, or any political subdivision or instrumentality of the foregoing, on which the interest is not, in the opinion of tax counsel of recognized standing or in accordance with a ruling issued by the Internal Revenue Service, includable in gross income of the holder by reason of Section 103(a) of the Internal Revenue Code (or any successor to such provision) as in effect at the time of the issuance of such obligations, (iv) any real property held for development or sale, or (v) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 10% of Consolidated Net Worth or which our board of directors determines is not material to the operation of our business and our Subsidiaries taken as a whole.

“Consolidated Net Worth” means the excess over current liabilities of all assets properly appearing on our consolidated balance sheet after deducting the minority interests of others in Subsidiaries.

A “Subsidiary” is defined to mean any corporation of which at least a majority of all outstanding stock having ordinary voting power in the election of directors of such corporation is at the time, directly or indirectly, owned by us or by one or more Subsidiaries of ours or by us and one or more Subsidiaries.

“Attributable Debt” in respect of any Sale and Lease-Back Transaction means, as of the time of the determination, the lesser of (i) the sale price of the Principal Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot readily be determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of lease included in such transaction.

Events of Default

The following events are defined in the Indentures as “Events of Default”:

•	default in the payment of any installment of interest on any debt securities in such series for 30 days after becoming due;

•	default in the payment of principal or premium, if any, of any debt securities in such series when due;

•	default in the performance of any other covenant for 90 days after notice;

•

involuntary acceleration of the maturity of our indebtedness in excess of $10 million for money borrowed which acceleration shall not be rescinded or annulled or otherwise cured, or which indebtedness shall not be discharged, within 10 days after notice;

•	entry of certain court orders which would require us to make payments exceeding $25 million and where 60 days have passed since the entry of the order without it having been satisfied or stayed;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

If an Event of Default shall occur and be continuing with respect to a series of debt securities, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (or such lesser amount as may be provided for in the debt securities of such series) of such series may declare the entire principal amount of all the debt securities of such series to be due and payable.

The Indentures provide that the trustee shall, within 90 days after the occurrence of default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it (the term default to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal or premium, if any, or interest, if any, on any of the debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the debt securities of such series.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that to the best of their knowledge we are not in default in the fulfillment of any of our obligations under the Indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default. No holder of any debt securities of any particular series shall have any right to institute any judicial or other proceeding with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy unless:

•	an Event of Default shall have occurred and be continuing and such holder shall have given the trustee prior written notice of such continuing Event of Default;

•

the holders of not less than 25% of the outstanding principal amount of debt securities of a particular series shall have requested the trustee for such series to institute proceedings in respect of such Event of Default;

•	under the Senior Indenture, the trustee shall have been offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

•	under the Subordinated Indenture, the trustee shall have been offered such reasonable indemnity as it may require against its costs, expenses and liabilities in complying with such request;

•	the trustee shall have failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with such written request shall have been given for 60 days by the holders of a majority in principal amount of the outstanding debt securities of such series.

The holders of a majority in principal amount of a particular series of debt securities outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to such series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The Indentures provide that in case an Event of Default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the holders of debt securities of a particular series unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee funds or government obligations denominated in U.S. dollars or in the foreign currency in which debt securities of such series are payable in an amount sufficient, in the opinion of an independent firm of certified public accountants, to pay the entire indebtedness on debt securities of such series with respect to principal (and premium and additional amounts, if any) and interest to the date of such deposit (if debt securities of such series have become due and payable) or to the maturity thereof or the date of redemption of debt securities of such series, as the case may be.

If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on debt securities of such series and other obligations to register the transfer or exchange of debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series of debt securities and any omission to comply with such obligations shall not constitute an Event of Default with respect to such series of debt securities (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we must deliver to the trustee (i) an opinion of counsel stating that the money and government obligations or other property deposited with the trustee to be held in trust will not be subject to any case or proceeding under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Modification and amendment of the Indentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, debt securities of any series,

•

reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, debt securities of any series,

•

change our obligation to pay additional amounts with respect to debt securities of any series or reduce the amount of the principal of an original issue discount debt securities that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

•	change the redemption provisions of debt securities of any series or adversely affect the right of repayment at the option of any holder of debt securities of any series,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to debt securities of any series is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of debt securities of any series,

•	reduce the percentage in principal amount of an outstanding series of debt securities, the consent of whose holders is required in order to take certain actions,

•	reduce the requirements for quorum or voting by holders of a particular series of debt securities in Section 15.4 of the Indentures,

•

modify any of the provisions in the Indentures regarding the waiver of past defaults and the waiver of certain covenants by the holders of a particular series of debt securities except to increase any percentage vote required or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the holder of each debt security of such series affected thereby,

•	make any change that adversely affects the right to convert or exchange any series of debt security into or for our common stock or other securities in accordance with its terms, or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the Indenture with respect to the debt securities of such series, except a default:

•	in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series; or

•	in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under the Indentures, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the Indentures and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon written request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each investor’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of a beneficial interest in a global security may only exchange such interest for certificated securities registered in such holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities cease to be represented by global certificates, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate trust office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Benefits of Indentures

Nothing in the Indentures will confer upon or give any person other than us, the trustee, our and its successors, and the person or persons in whose names the debt securities of a particular series are registered in the security register for the debt securities of such series, any benefit, right, remedy or claim under the Indentures.

Governing Law

The Indentures are and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

Regarding the Trustee

The Senior Indenture Trustee is The Bank of New York Mellon Trust Company, N.A., as successor trustee to JP Morgan Chase Bank N.A., and the Subordinated Indenture Trustee is HSBC Bank USA, National Association. The Trustees are permitted to engage in other transactions with us and our subsidiaries from time to time, provided that if the trustees acquire any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock, other debt securities or other securities or property. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF GUARANTEES OF OUR DEBT SECURITIES

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed, jointly and severally, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Connecticut Business Corporation Act (the “CBCA”), our restated certificate of incorporation, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the CBCA, as it may be amended from time to time, and to the terms of the restated certificate of incorporation and bylaws which are included as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Stanley Black & Decker, Inc.,” “we,” “our” and “us” refer to Stanley Black & Decker, Inc., a Connecticut corporation, and do not, unless otherwise specified, include the subsidiaries of this Connecticut corporation.

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $2.50 per share, and 10,000,000 shares of preferred stock, without par value. The number of authorized shares of any class may be increased or decreased by an amendment to our restated certificate of incorporation proposed by our board of directors and approved by a majority of voting shares voted on the issue at a meeting at which a quorum exists.

Common Stock

Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.

The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of stock purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Connecticut and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified in the applicable prospectus supplement.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

The rights of our shareholders and related matters are governed by the CBCA, the certificate of incorporation, the bylaws and the Rights Agreement, dated January 19, 2006, which is referred to herein as the Rights Agreement. Provisions of the CBCA, the certificate of incorporation, the bylaws and the Rights Agreement, which are summarized below, may discourage or make more difficult a takeover attempt that shareholders might consider in their best interest. These provisions may also adversely affect prevailing market prices for our common stock.

Board of Directors

The certificate of incorporation provides that the board of directors will be classified with approximately one-third elected each year. The number of directors will be fixed by the board of directors from time to time.

The directors elected by the holders of common stock are divided into three classes, designated class I, class II and class III. Each class consists, as nearly as may be possible, of one-third of the total number of such directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. In addition, if the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the board of directors may be filled by the shareholders or by the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise. The certificate of incorporation also provides that directors elected by the holders of common stock may be removed only for cause by the affirmative vote of at least a majority of the votes entitled to be cast thereon.

Shareholder Action by Written Consent; Special Meetings

Under the CBCA our shareholders may take action by written unanimous consent of holders of all of our shares in lieu of an annual or special meeting. Otherwise, shareholders will only be able to take action at an annual or special meeting called in accordance with the bylaws.

The bylaws provide that special meetings of shareholders may only be called by:

•	the chairman of the board;

•	the president;

•	the secretary; or

•	the chairman of the board, the president or the secretary upon the written request of the holders of not less than thirty-five percent (35%) of our outstanding voting stock.

In addition, the CBCA provides that a corporation with a class of voting stock registered under the Exchange Act shall hold a special meeting of shareholders if the holders of thirty-five percent (35%) of the votes entitled to be cast on any issue proposed to be considered demand such a meeting.

Advance Notice Requirements for Director Nominations and Other Proposals

Director Nominations. The bylaws contain advance notice procedures with regard to shareholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of shareholder proposals related to shareholder nominations for the election of directors must be received at our executive offices at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. Our bylaws require that all directors be shareholders of record.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth certain information including:

•	the name, and record addresses of the nominating shareholder, and any other person on whose behalf the nomination is being made, and the nominee;

•	the class or series and number of shares of our capital stock which are beneficially or of record owned by the nominating shareholder or such other person;

•	a description of all arrangements or understandings between the nominating shareholder or such other person and any nominee(s) in connection with the nomination;

•

any other information relating to the nominee that would be required to be disclosed in a proxy statement or other solicitations of proxies for election of directors or as otherwise required to be disclosed pursuant to the Exchange Act had the nominee been nominated by the board of directors;

•	a consent of the nominee to be named in the proxy statement and to serve if elected; and

•	a representation that the nominating shareholder intends to appear in person or by proxy at the meeting to make such nomination.

Other Proposals. In addition to the procedures for nominating directors, the bylaws also contain notice procedures for other shareholder proposals to be brought before an annual meeting. To be timely, we must receive shareholder proposals at least 90 days, but no more than 120 days before the first anniversary of the date on which the proxy statement for the preceding annual meeting was mailed; provided, however, that in the event the annual meeting is not within 30 days before or after such anniversary date, notice by the shareholder must be received not later than the close of business 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

A shareholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter that shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting that business at the meeting;

•	the complete text of any resolutions to be presented;

•	the name and record address of that shareholder and any other person on whose behalf the proposal is made;

•	the class and series and number of shares of each class and series of our capital stock which are owned beneficially or of record by that shareholder;

•

a description of all arrangements or understandings between that shareholder and any such other person in connection with the proposal of that business and any material interest of that shareholder or such other person in that business; and

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to bring that business before the meeting.

Rights Agreement

On January 19, 2006, our board of directors declared a dividend distribution of one right for each share of our common stock outstanding on the close of business on March 10, 2006 and authorized the issuance of one right (as such number may be adjusted from time to time in accordance with the terms of the Rights Agreement) per share of our common stock issued between March 10, 2006 and the distribution date. Each outstanding share of common stock currently has one half of a share purchase right. Each purchase right may be exercised to purchase one two-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $220.00, subject to adjustment. The rights, which do not have voting rights, expire on March 10, 2016, and may be redeemed by us at a price of $0.01 per right at any time prior to the earlier of the rights’ expiration date or the close of business on the tenth day following the public announcement that a person has acquired beneficial ownership of 15% or more of the outstanding shares of common stock.

In the event that we are acquired in a merger or other business combination transaction, provision shall be made so that each holder of a right (other than a holder who is a 10%-or-more shareholder) shall have the right to receive, upon exercise thereof, that number of shares of common stock of the surviving company having a market value equal to two times the exercise price of the right. Similarly, if anyone becomes the beneficial owner of more than 10% of the then outstanding shares of common stock (except pursuant to an offer for all outstanding shares of common stock which the independent directors have deemed to be fair and in our best interest), provision will be made so that each holder of a right (other than a holder who is a 10%-or-more shareholder) shall thereafter have the right to receive, upon exercise thereof, common stock (or, in certain circumstances, cash, property or our other securities) having a market value equal to two times the exercise price of the right.

Antitakeover Legislation

We are subject to the provisions of Section 33-844 of the CBCA which prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of our non-employee directors, prior to the date on which the person becomes an interested shareholder. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who owns 10% or more of our voting power, or is an affiliate or associate of Stanley Black & Decker, Inc. and owned 10% or more of our voting power within the past five years.

Under our certificate of incorporation, the affirmative vote by the holders of 80% of our outstanding voting stock is required for the approval or authorization of any business combination involving an interested shareholder. This voting requirement does not apply if:

•	2/3 of our disinterested directors expressly approve the proposed business combination; or

•	The following conditions are satisfied:

•

The cash and fair market value of other consideration received on a per share basis by each shareholder is no less than the highest share price (or the equivalent value) paid by the interested shareholder in acquiring our capital stock; and

•	A proxy statement is mailed to all shareholders of the corporation for the purpose of soliciting shareholder approval of the business combination.

This 80% vote is required even if no vote or a lesser percentage is required by any applicable laws. Additionally, the affirmative vote of the holders of not less than 80% of our outstanding shares of capital stock is required to modify this section of our certificate of incorporation.

Notwithstanding the 80% vote required by our certificate of incorporation, we are also subject to Section 33-841 and Section 33-842 of the CBCA. These provisions generally require business combinations with an interested shareholder to be approved by the board of directors and then by the affirmative vote of at least:

•	the holders of 80% of the voting power of the outstanding shares of our voting stock; and

•	the holders of 2/3 of the voting power of the outstanding shares of our voting stock, excluding the voting stock held by the interested shareholder;

unless the consideration to be received by the shareholders meets certain price and other requirements set forth in Section 33-842 of the CBCA or unless the board of directors of the corporation has by resolution determined to exempt business combinations with that interested shareholder prior to the time that such shareholder became an interested shareholder.

We are also subject to Section 33-756(d) of the CBCA, generally requiring directors acting with respect to mergers, sales of assets and other specified transactions to consider, in determining what they reasonably believe to be in the best interests of the corporation, specified interests, including those of the corporation’s employees, customers, creditors and suppliers and any community in which any office or other facility of the corporation is located.

Limitation of Liability of Directors

The certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to us or our shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving us during the year of the violation. Our bylaws provide for the indemnification and reimbursement of, and advances of expenses to, any person that is made a party to an action by reason of the fact that he or she:

•	is or was our director, officer, employee or agent, or

•	served at our request as a director, officer, employee or agent of another corporation.

Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Connecticut law.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•

the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	material U.S. federal income tax consequences;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant affected thereby.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.

In addition, Stanley Black & Decker, Inc. may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, we are being represented by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, as to matters of New York law; matters of Maryland law will be passed upon for us by Miles & Stockbridge P.C., Baltimore, Maryland, and matters of Connecticut law will be passed upon for us by Donald J. Riccitelli, our corporate counsel. Mr. Riccitelli beneficially owns and has rights to acquire less than one percent of our common stock.

EXPERTS

The consolidated financial statements of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) as of January 1, 2011 and January 2, 2010 and for each of the three years in the period ended January 1, 2011 appearing in the Company’s Current Report (Form 8-K) dated November 14, 2011 (including the schedule appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of January 1, 2011 appearing in the Company’s Annual Report (Form 10-K) for the year ended January 1, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of The Black & Decker Corporation and subsidiaries (“Black & Decker”) as of December 31, 2009 and December 31, 2008 and for each of the three years in the period ended December 31, 2009 appearing in the Company’s Current Report (Form 8-K) dated March 12, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

3,000,000 Equity Units

(Initially Consisting of 3,000,000 Corporate Units)

Stanley Black & Decker, Inc.

Equity Units

PRELIMINARY PROSPECTUS SUPPLEMENT

November                    , 2013

Joint Book-Running Managers

Citigroup	Credit Suisse	J.P. Morgan

Co-Managers

Barclays	BofA Merrill Lynch	Goldman, Sachs & Co.	HSBC
Morgan Stanley	RBC Capital Markets	RBS	Wells Fargo Securities